UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Devon Energy Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Devon Energy Corporation 20 North Broadway Oklahoma City, OK 73102-8260

April 24, 2009

Notice of 2009 Annual Meeting of Stockholders and Proxy Statement Wednesday, June 3, 2009 8:00 a.m. (local time) The Skirvin Hilton Hotel Continental Room 1 Park Avenue Oklahoma City, Oklahoma	Dear Devon Stockholder,

You are invited to attend the 2009 Annual Meeting of Stockholders of Devon Energy Corporation on Wednesday, June 3, 2009. The meeting will be held at 8:00 a.m., local time, at The Skirvin Hilton Hotel, Continental Room, 1 Park Avenue, Oklahoma City, Oklahoma.

The Annual Meeting will focus on the formal items of business announced in the Notice of the 2009 Annual Meeting and Proxy Statement. Additionally, we will present a report on Devon’s operations during 2008.

It is important that your shares be represented and voted at the meeting. I urge you to submit your proxy using the Internet or telephone procedures provided in the Notice or, if you have elected to receive proxy materials by mail, by completing and mailing your Proxy Card in the envelope provided. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Sincerely,

J. Larry Nichols
Chairman of the Board and
Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2009

Time	8:00 a.m. (local time) on Wednesday, June 3, 2009
Place	The Skirvin Hilton Hotel Continental Room 1 Park Avenue Oklahoma City, Oklahoma
Items of Business	• To elect four Class II Directors for a term of two years;
• To ratify the appointment of one Class III Director for a term of two years;
• To ratify the appointment of the independent auditors for 2009;
• To consider and vote upon the adoption of the Devon Energy Corporation 2009 Long-Term Incentive Plan;
• To consider and vote upon the stockholder proposal set forth in this Proxy Statement, if presented; and
• To transact such other business as may properly come before the meeting or any adjournments of the meeting.
Who Can Vote	Stockholders of record at the close of business on April 6, 2009 are entitled to notice of and to vote at the meeting. You may examine a complete list of stockholders entitled to vote at the meeting during normal business hours for the 10 days prior to the meeting at our offices and at the meeting.
Voting by Proxy	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy by:
• mail,
• telephone, or
• Internet.
For specific instructions, please refer to the section entitled “About the Annual Meeting” beginning on page 1.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on June 3, 2009:

Our 2009 Proxy Materials, including the 2009 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2008, are available at www.proxydocs.com/dvn.

BY ORDER OF THE BOARD OF DIRECTORS

Oklahoma City, Oklahoma April 24, 2009	Janice A. Dobbs Vice President - Corporate Governance and Corporate Secretary

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Devon Energy Corporation
20 North Broadway
Oklahoma City, Oklahoma 73102-8260

Proxy Statement

Annual Meeting Of Stockholders

June 3, 2009

We are furnishing you this Proxy Statement in connection with the solicitation of proxies by our Board of Directors to be used at the Annual Meeting and any adjournment thereof. The Annual Meeting will be held on Wednesday, June 3, 2009 at 8:00 a.m. We are first sending this Proxy Statement to our stockholders on or about April 24, 2009.

All references in this Proxy Statement to we, our, us, or the Company refer to Devon Energy Corporation, including our subsidiaries and affiliates.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will be asked to:

•	elect four Class II Directors for a two-year term expiring in 2011;

•	ratify the appointment of one Class III Director for a two-year term expiring in 2011;

•	ratify the appointment of our independent auditors for 2009;

•	consider and vote upon the adoption of the Devon Energy Corporation 2009 Long-Term Incentive Plan;

•	consider and vote upon the stockholder proposal set forth in this Proxy Statement, if presented; and

•	transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Who is entitled to vote?

Stockholders as of the close of business on April 6, 2009 (the Record Date) are eligible to vote their shares at the Annual Meeting. As of the Record Date, there were 443,879,648 shares of our common stock outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

How do I vote?

You may:

•	attend the Annual Meeting and vote in person; or

•	dial the toll-free number listed on the Notice, Proxy Card or Voting Instruction Form. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Telephone voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on June 2, 2009; or

•	go to the following website on the Internet: www.proxyvote.com, simply follow the instructions on the screen, then confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting for stockholders of record will be available 24 hours a day,

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and will close at 11:59 p.m. Eastern Time on June 2, 2009; or

•	if you elected to receive a paper copy of your proxy materials, mark your selections on the Proxy Card, date and sign it, and return the card in the pre-addressed, postage-paid envelope provided.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

This year, in connection with new United States Securities and Exchange Commission (the SEC) rules that allow companies to furnish proxy materials over the Internet, we have sent to most of our stockholders a Notice of Internet Availability of proxy materials instead of a paper copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided in your proxy materials. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

How do I vote the shares held in my 401(k) Plan?

If you are a current employee participating in the Devon Energy Incentive Savings Plan (the 401(k) Plan), please follow the instructions you received via email from Broadridge Financial Solutions, Inc. (Broadridge).

If you are a former employee participating in the 401(k) Plan and have shares of our common stock credited to your 401(k) Plan account as of the Record Date, such shares are shown on the Voting Instruction Form. You have the right to direct Fidelity Management Trust Company (the 401(k) Plan Trustee) regarding how to vote those shares, which you can do by voting your shares in the same manner as provided above.

The 401(k) Plan Trustee will vote your shares in the 401(k) Plan account in accordance with your instructions. If instructions are not received by May 31, 2009, the shares credited to your account will be voted by the 401(k) Plan Trustee in the same proportion as it votes shares for which it did receive timely instructions.

Will each stockholder in our household receive proxy materials?

Generally, no. We try to provide only one set of proxy materials to be delivered to multiple stockholders sharing an address unless you have notified us to the contrary. Any stockholder at a shared address may request delivery of single or multiple copies of proxy materials for future meetings by contacting us at Devon Energy Corporation, Attention: Corporate Secretary, 20 North Broadway, Oklahoma City, Oklahoma 73102-8260, email: janice.dobbs@dvn.com or call (405) 235-3611.

If I vote via telephone or the Internet or by mailing my Proxy Card, may I still attend the Annual Meeting?

Yes.

What if I want to change my vote?

You may revoke your proxy before it is voted by submitting a new proxy with a later date (by mail, telephone or Internet), by voting at the Annual Meeting, or by filing a written revocation with our Corporate Secretary. Your attendance at the Annual Meeting will not automatically revoke your proxy.

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Is my vote confidential?

Yes. We have procedures to ensure that regardless of whether stockholders vote by mail, telephone, Internet or in person, all proxies, ballots and voting tabulations that identify stockholders are kept permanently confidential, except as disclosure may be required by federal or state law or as expressly permitted by a stockholder.

In addition, special procedures have been established to maintain the confidentiality of shares voted in our 401(k) Plan. None of our employees will have access to voting information for shares in the 401(k) Plan.

Who will count the votes?

Broadridge will tabulate the votes.

What constitutes a quorum?

A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum. If you vote by telephone, Internet or by returning your Proxy Card, you will be considered part of the quorum. Broadridge, the Inspector of Election, will treat shares represented by a properly executed proxy as present at the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

How many votes will be required to approve a proposal?

Election of Directors at the Annual Meeting will be by a plurality of votes cast at the Annual Meeting. Votes may be cast in favor of the election of each Director nominee or withheld.

Our Corporate Governance Guidelines and Bylaws contain a Director Resignation Policy which provides that any nominee for Director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election must submit his or her offer of resignation to the Governance Committee of the Board of Directors within 90 days from the date of the election. The Governance Committee will consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation.

With respect to other matters, the affirmative vote of the holders of a majority of the shares, present in person or by proxy, and entitled to vote at the Annual Meeting, is required to take any other action.

Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy.

Can brokers who hold shares in street name vote those shares with respect to the election of Directors if they have received no instructions?

We believe that brokers who are members of the New York Stock Exchange (the NYSE) and hold common stock in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of Directors.

How will you treat abstentions and broker non-votes?

We will:

•	count abstentions and broker non-votes for purposes of determining the presence of a quorum at the Annual Meeting;

•	treat abstentions as votes not cast but as shares represented at the Annual Meeting for determining results on actions requiring a majority of shares present and entitled to vote at the Annual Meeting;

•	not consider broker non-votes for determining actions requiring a majority of shares present and entitled to vote at the Annual Meeting; and

•	consider neither abstentions nor broker non-votes in determining results of plurality votes.

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Who pays the solicitation expenses?

We will bear the cost of solicitation of proxies. Proxies may be solicited by mail or personally by our Directors, officers or employees, none of whom will receive additional compensation for such solicitation. We have retained Georgeson Inc. to assist in the solicitation of proxies at an estimated cost of $9,000, plus reasonable expenses. Those holding shares of common stock of record for the benefit of others, or nominee holders, are being asked to distribute proxy soliciting materials to, and request voting instructions from, the beneficial owners of such shares. We will reimburse nominee holders for their reasonable out-of-pocket expenses.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting, and we will publish final results in our quarterly report on Form 10-Q for the second quarter of 2009 which will be filed with the SEC. You may obtain a copy of this and other reports free of charge at www.devonenergy.com, or by contacting our Investor Relations Department at (405) 552-4570 or the SEC at (800) 732-0330 or www.sec.gov.

Will your independent auditors be available to respond to stockholder questions?

Yes. The Audit Committee of the Board of Directors has approved KPMG LLP to serve as our independent auditors for the year ending December 31, 2009. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to stockholder questions.

Where can I reach you?

Our mailing address is:

Devon Energy Corporation
20 North Broadway
Oklahoma City, Oklahoma 73102-8260

Our telephone number is:

(405) 235-3611

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AGENDA ITEM 1. ELECTION OF DIRECTORS

Pursuant to provisions of our Restated Certificate of Incorporation, as amended, and Bylaws, the Board of Directors shall consist of not less than three nor more than 20 Directors. Currently, the Board is comprised of nine Directors. Our Restated Certificate of Incorporation and Bylaws provide for three classes of Directors. These three classes of Directors currently serve staggered three-year terms, with Class I having two Directors, Class II having four Directors and Class III having three Directors. Effective with the 2011 Annual Meeting, Directors shall be elected annually. The four nominees for Director in Class II, to be elected at this Annual Meeting of Stockholders, will be elected to serve a two-year term. Directors in Class I, to be elected at the 2010 Annual Meeting, will be elected to serve a one-year term. All Directors to be elected at the 2011 Annual Meeting, and thereafter, will be elected for a one-year term.

The Board of Directors has nominated for re-election incumbent Directors in Class II, Robert L. Howard, Michael M. Kanovsky, J. Todd Mitchell and J. Larry Nichols, whose terms expire at the Annual Meeting. Effective March 11, 2009, David A. Hager resigned from his position as a Class III Director to become an officer of the Company. The terms of each Director nominee will expire at the Annual Meeting in the year 2011. Nominees will serve until their successors are elected and qualified.

The Board of Directors recommends a vote “FOR” each of the nominees for election to the Board of Directors.

It is the intention of the persons named in the proxy to vote proxies “FOR” the election of the four nominees unless they are instructed otherwise. In the event that any of the nominees should fail to stand for election, the persons named in the proxy intend to vote for substitute nominees designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named.

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Nominees for Director for Terms Expiring in 2011 - Class II

Robert L. Howard Director since 2003
Compensation Committee Chairman
Mr. Howard, age 72, retired in 1995 from his position as Vice President of Domestic Operations, Exploration and Production of Shell Oil Company. He served as a Director of Ocean Energy, Inc. from 1996 to 2003. Mr. Howard is also a Director of Southwestern Energy Company and McDermott International, Incorporated.

Michael M. Kanovsky Director since 1998
Mr. Kanovsky, age 60, is President of Sky Energy Corporation. From 1982 to 1998 he served on the Board of Directors of the Canadian-based Northstar Energy Corporation which was acquired by Devon in 1998. Mr. Kanovsky currently serves as a Director of Argosy Energy Inc., ARC Resources Ltd., Bonavista Petroleum Ltd., Pure Technologies Ltd. and TransAlta Corporation.

J. Todd Mitchell Director since 2002
Mr. Mitchell, age 50, served as President of GPM, Inc., a family-owned investment company, from 1998 to 2006, and as Vice President of strategic planning from 2006 to 2007. He currently serves as President of Two Seven Ventures, LLC, a private energy investment company. Mr. Mitchell served on the Board of Directors of Mitchell Energy & Development Corp. from 1993 to 2002.

J. Larry Nichols Director since 1971
Chairman of the Board
Dividend Committee Chairman
Mr. Nichols, age 66, is a co-founder of Devon and serves as Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Nichols is a Director of Baker Hughes Incorporated and Sonic Corp. Since January 1, 2009, Mr. Nichols has served as Chairman of the Board of Directors of the American Petroleum Institute. He has a Bachelor of Arts degree in Geology from Princeton University and a law degree from the University of Michigan.

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AGENDA ITEM 2. RATIFICATION OF THE APPOINTMENT OF A DIRECTOR

Pursuant to provisions of our Restated Certificate of Incorporation, as amended, and the Bylaws, the Board of Directors appointed Robert A. Mosbacher, Jr. as a Class III Director of the Company, subject to ratification by the stockholders, to fill the vacancy caused by the resignation of David A. Hager. Mr. Mosbacher will serve until his successor is elected and qualified.

If his appointment is ratified at this Annual Meeting of Stockholders, Mr. Mosbacher will serve a two-year term to expire at the Annual Meeting in the year 2011, which is the remainder of the term of the Class III directorship previously held by David A. Hager.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Robert A. Mosbacher, Jr. as a Director of the Company.

It is the intention of the persons named in the proxy to vote proxies “FOR” the ratification of the director appointment unless they are instructed otherwise.

Director Whose Term Expires in 2011 - Class III

Robert A. Mosbacher, Jr. Director since 2009
Mr. Mosbacher, age 57, was appointed to the Board of Directors in April 2009. Mr. Mosbacher previously served as a member of the Board from 1999 until 2005, at which time he resigned to accept an appointment by the Bush administration to serve as President and Chief Executive Officer of the Overseas Private Investment Corporation, an independent agency of the U.S. government that supports private capital investment in emerging markets around the world, where he served until January 2009. He previously served as President and Chief Executive Officer of Mosbacher Energy Company, an independent oil and gas exploration and production company, from 1986 to 2005. Mr. Mosbacher currently serves as a Director of Calpine Corporation.

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DIRECTORS CONTINUING IN SERVICE

Directors Whose Terms Expire in 2010 - Class I

Thomas F. Ferguson Director since 1982
Audit Committee Chairman
Mr. Ferguson, age 72, retired in 2005 from his position as Managing Director of United Gulf Management Ltd., a wholly-owned subsidiary of Kuwait Investment Projects Company KSC. He has represented Kuwait Investment Projects Company on the boards of various companies in which it invests, including Baltic Transit Bank in Latvia and Tunis International Bank in Tunisia. Mr. Ferguson is a Canadian-qualified Certified General Accountant and was formerly employed by the Economist Intelligence Unit of London as a financial consultant.

John Richels Director since 2007
Mr. Richels, age 58, is a member of the Board of Directors and serves as President of Devon. He has been with the Company since the 1998 acquisition of the Canadian-based Northstar Energy Corporation. Previously, Mr. Richels served as Managing and Chief Operating Partner of the Canadian-based national law firm, Bennett Jones. He holds a bachelor’s degree in economics from York University and a law degree from the University of Windsor.

Directors Whose Terms Expire in 2011 - Class III

John A. Hill Director since 2000
Governance Committee Chairman
Mr. Hill, age 67, has been with First Reserve Corporation, an oil and gas investment management company, since 1983 and is currently its Vice Chairman and Managing Director. Prior to creating First Reserve Corporation, Mr. Hill was President and Chief Executive Officer of several investment banking and asset management companies and served as the Deputy Administrator of the Federal Energy Administration during the Ford administration. Mr. Hill is Chairman of the Board of Trustees of the Putnam Funds in Boston, a Trustee of Sarah Lawrence College and a Director of various companies controlled by First Reserve Corporation.

Mary P. Ricciardello Director since 2007
Ms. Ricciardello, age 53, joined the Board of Directors in 2007. She retired in 2002 after a 20-year career with Reliant Energy Incorporated, a leading independent power producer and marketer. Ms. Ricciardello began her career with Reliant in 1982 and served in various financial management positions with the company including Comptroller, Vice President and most recently as Senior Vice President and Chief Accounting Officer. She also serves as a director of U.S. Concrete, Inc. and Noble Corporation. Ms. Ricciardello is a Certified Public Accountant.

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CORPORATE GOVERNANCE

Board of Directors Information

Our Board of Directors met six times in 2008. All Directors attended 75% or more of the total meetings of the Board of Directors and Committees on which they served. We require a majority of our Directors be in attendance at our Annual Meetings of Stockholders. All Directors attended the 2008 Annual Meeting.

The Board is governed by the laws of the State of Delaware, our Restated Certificate of Incorporation, as amended, Bylaws, Corporate Governance Guidelines, Charters of the Board’s standing committees and various federal laws. Copies of the following governance documents are available at www.devonenergy.com and in print to any stockholder upon request:

•	Restated Certificate of Incorporation;

•	Certificate of Amendment of Restated Certificate of Incorporation;

•	Bylaws;

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;
•	Code of Ethics for Chief Executive Officer (CEO), Chief Financial Officer (CFO) and Chief Accounting Officer (CAO);
•	Foreign Corrupt Practices Act Policy and Procedures; and
•	Committee Charters.

Amendments to and waivers from any provision of the Code of Ethics for the CEO, CFO and CAO will be posted on our website.

Also, on our website is information on our Environmental, Health and Safety Initiatives, and our Corporate Responsibility Report.

Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, Dividend Committee, Governance Committee and Reserves Committee. The following table shows the current membership of each committee, each committee’s functions, and the number of meetings each committee held in 2008:

Number of
Meetings
Committee and Members	Functions of Committee		in 2008

Audit Thomas F. Ferguson(1)(2)	•	Monitors the integrity of the Company’s financial statements and reporting system;	9
Michael M. Kanovsky J. Todd Mitchell	•	Ensures that the Company complies with legal and regulatory requirements;
Mary P. Ricciardello(2)	•	Monitors the independent auditors’ qualifications and independence;
	•	Monitors the performance of the Company’s internal auditors and independent auditors;
	•	Monitors the Company’s corporate risk exposure and the procedures the Company has undertaken to monitor, control, and report corporate risk;
	•	Monitors the business practices and ethical standards of the Company; and
	•	Performs such other duties and responsibilities as the Board shall approve and assign to the Committee.

Compensation Robert L. Howard(1)	•	Reviews and approves compensation philosophy and strategy for the Company;	6
David A. Hager(4) John A. Hill	•	Directs management to administer the annual compensation process in accordance with the stated compensation strategy of the Company and any requirements of the appropriate regulatory bodies;
	•	Reviews and approves the Company’s employee benefit and incentive programs;

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Number of
Meetings
Committee and Members	Functions of Committee		in 2008
	•	Annually reviews and determines total compensation for any employee that is a member of the Board of Directors, currently the CEO and the President;
	•	Reviews and approves total compensation for the Company’s senior executive officers in consultation with the CEO;
	•	Reviews with the CEO and advises the Board with regard to executive officer succession planning; and
	•	Performs such other duties and responsibilities as the Board shall approve and assign to the Committee.

Dividend J. Larry Nichols(1)	•	Declares the per share dividend together with the payable date and record date of the dividends as authorized by the Board of Directors.	4(3)

Governance John A. Hill(1)	•	Identifies and recommends qualified individuals to become Board members;	4
Michael M. Kanovsky Mary P. Ricciardello	•	Evaluates and recommends nominees for election as Directors at the annual stockholders’ meetings or for appointment between annual stockholders’ meetings;
	•	Evaluates and recommends compensation or revisions to compensation for members of the Board;
	•	Develops, recommends and reviews corporate governance guidelines for the Company; and
	•	Performs such other duties and responsibilities as the Board shall approve and assign to the Committee.

Reserves David A. Hager(1)(4) Robert L. Howard	•	Performs an annual review and evaluation of the Company’s consolidated petroleum and natural gas reserves;	2
J. Todd Mitchell	•	Verifies the integrity of the Company’s reserves evaluation and reporting system;
	•	Evaluates, prepares and discloses the Company’s compliance with legal and regulatory requirements related to its oil and gas reserves;
	•	Investigates and verifies the qualifications and independence of the Company’s independent engineering consultants;
	•	Monitors the performance of the Company’s independent engineering consultants; and
	•	Monitors and evaluates the business practices and ethical standards of the Company in relation to the preparation and disclosure of its oil and gas reserves.

(1)	Chairman
(2)	Audit Committee financial expert
(3)	By written consent
(4)	Mr. Hager resigned from the Board of Directors effective March 11, 2009.

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Director Independence

In accordance with our Corporate Governance Guidelines, the Board considered transactions and relationships between each Director or any member of the Director’s immediate family and us, our subsidiaries and affiliates. The Board has affirmatively determined that each of the current Directors, with the exception of our Chairman and CEO, J. Larry Nichols, and our President, John Richels, is an independent Director as defined by the standards for director independence established by applicable laws, rules, and listing standards, including, without limitation, the standards for independent directors established by the NYSE and the SEC, have no material relationship with us that would interfere with the exercise of independent judgment and, therefore, is independent under our Corporate Governance Guidelines and standards established by the NYSE.

Lead Director

The Board has a Lead Director whose primary responsibility is to preside over the executive session of the Board meeting in which Mr. Nichols, Mr. Richels and other members of management do not participate. The Lead Director also performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities. In 2008, the Lead Director presided over four executive sessions of the Board.

Thomas F. Ferguson has served as our Lead Director since 2008 and will serve in that position until a successor is named by the Board of Directors.

Director Communication

Any stockholder or other interested party may contact any of the Devon Directors, including the Lead Director or Non-Management Directors as a group, by:

•	U.S. mail to Lead Director or to Non-Management Directors, c/o Office of the Corporate Secretary, Devon Energy Corporation, 20 North Broadway, Oklahoma City, Oklahoma 73102-8260;

•	calling our Non-Management Director access line at (866) 888-6179;

•	sending an email to nonmanagement.directors@dvn.com.

A Management Director may be contacted by:

•	U.S. mail to Management Directors, c/o Office of the Corporate Secretary, Devon Energy Corporation, 20 North Broadway, Oklahoma City, Oklahoma 73102-8260;

•	contacting the Office of the Corporate Secretary at (405) 235-3611; or

•	sending an email to janice.dobbs@dvn.com.

All calls or correspondence are anonymous and kept confidential to the extent possible. All such communications, other than advertisements or commercial solicitations, will be forwarded to the appropriate Director(s) for review.

Compensation Committee Interlocks and Insider Participation

During 2008, the Compensation Committee was comprised of three independent Non-Management Directors with no interlocking relationships as defined by the SEC.

Related Party Transactions

We have adopted a Code of Business Conduct and Ethics that applies to all of our Directors, officers and employees. The Code of Business Conduct and Ethics is posted at www.devonenergy.com. The Code of Business Conduct and Ethics describes our policies and standards for protecting our integrity and provides guidance to our Directors, officers and employees in recognizing and properly resolving any ethical and legal issues that may be encountered while conducting our business. The Code of Business Conduct and Ethics serves as a reference for all directors, officers and employees in fulfilling their responsibility to conduct business in a legal and ethical manner. Any waiver of any provisions of the Code on behalf of an executive officer or director may only be approved by the Board of Directors or a committee designated by the Board of Directors. It is the policy of the Audit Committee to review the terms and substance of any potential related party transaction for purposes of determining whether a waiver to the Code of Business Conduct and Ethics should be granted.

Our Audit Committee reviews information relating to relationships involving each of our Non-Management Directors to determine if the Director meets all independence standards. The Board confirms the independence of each such Director upon receiving the Audit Committee recommendation.

Since the beginning of 2008 there have been no “related person transactions” as defined by applicable SEC regulations.

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Director Compensation for the Year Ended December 31, 2008

Under our Corporate Governance Guidelines, Non-Management Director compensation is determined annually by the Board of Directors acting upon the recommendation of the Governance Committee. Directors who are also our employees receive no additional compensation for serving as a Director. The following table shows compensation for Non-Management Directors for 2008:

	Fees Earned or Paid	Stock Awards	Option Awards	Total
Name	in Cash ($)	($)(1)(3)	($)(1)(3)	($)
Thomas F. Ferguson	89,000	168,624	130,172	387,796
David M. Gavrin	37,000	245,449	—	282,449
David A. Hager(2)	79,000	64,324	130,172	273,496
John A. Hill	89,000	118,890	130,172	338,062
Robert L. Howard	83,000	168,624	130,172	381,796
William J. Johnson	34,000	245,449	—	279,449
Michael M. Kanovsky	84,000	118,890	130,172	333,062
J. Todd Mitchell	79,000	118,890	130,172	328,062
Mary P. Ricciardello	84,000	68,285	130,172	282,457

(1)	Stock and option awards were made to all Directors on June 4, 2008, with the exception of David M. Gavrin and William J. Johnson who retired from the Board of Directors on June 4, 2008. Messrs. Gavrin and Johnson did not forfeit any stock or option awards upon their retirement. The stock awarded on June 4, 2008 to all other Directors was valued at $112.59 per share and the options awarded on June 4, 2008 were at an exercise price of $112.59 with a SFAS 123(R) value of $43.39 per share. The dollar amounts reported in these columns are compensation costs recognized in our 2008 financial statements pursuant to SFAS No. 123(R). For a discussion of valuation assumptions, see Note 12 - Share-Based Compensation of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Mr. Hager resigned from the Board of Directors on March 11, 2009.

(3)	The following table represents the number of unvested stock awards and the number of outstanding and unexercised option awards held by each of our Non-Management Directors as of December 31, 2008:

	Outstanding Stock	Outstanding Option
Name	Awards	Awards
Thomas F. Ferguson	5,000	37,000
David M. Gavrin(1)	—	7,000
David A. Hager	3,500	6,000
John A. Hill	5,000	39,800
Robert L. Howard	5,000	33,904
William J. Johnson(1)	—	34,000
Michael M. Kanovsky	5,000	43,000
J. Todd Mitchell	5,000	25,000
Mary P. Ricciardello	3,500	6,000

(1)	David M. Gavrin and William J. Johnson retired from the Board of Directors on June 4, 2008. No option or stock awards were forfeited upon their retirement.

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Annual Retainer and Meeting Fees

The following is a schedule of annual retainers and meeting fees for Non-Management Directors in effect during 2008:

Type of Fee	Amount

Annual Board Retainer	$50,000
Additional Annual Retainer to Chairman of Audit Committee	$15,000
Additional Annual Retainer to Chairman of Compensation, Governance and Reserves Committees	$10,000
Additional Annual Retainer to Audit Committee Members	$2,000
Fee for each Board Meeting attended in person	$2,000
Fee for each Board Meeting attended via telephone	$1,000
Fee for each Committee Meeting attended in person	$2,000
Fee for each Committee Meeting attended via telephone	$1,000

All Non-Management Directors are reimbursed for out-of-pocket expenses incurred while serving as a Director.

Annual Equity Awards

In June 2008, our Non-Management Directors were granted an annual award of 3,000 stock options and 2,000 shares of restricted stock under our 2005 Long-Term Incentive Plan. Stock and option awards to Non-Management Directors are granted immediately following each Annual Meeting. Options vest on the date of grant and are granted at an exercise price equal to the closing price of our common stock on that date. Unexercised options will expire eight years from the date of grant. With respect to restricted stock awards, 25% of each award vests on each anniversary of the date of grant. Cash dividends on shares of restricted stock are paid at the same times and in the same amounts as on other shares of our common stock.

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GOVERNANCE COMMITTEE REPORT

The Governance Committee operates under a written charter approved by the Board of Directors. The Charter may be viewed at www.devonenergy.com. The Governance Committee is comprised of three independent Directors.

The Governance Committee is responsible for proposing qualified candidates to serve on the Board of Directors, and reviews with the Board special director qualifications, taking into account the composition and skills of the entire Board, and specifically ensuring a sufficient number of the members of the Board are financially literate. The Governance Committee will consider nominees recommended by stockholders and will give appropriate consideration in the same manner as given to other nominees. Stockholders who wish to submit director nominees for election at our 2010 Annual Meeting of Stockholders may do so by submitting in writing such nominee’s name in compliance with the procedures required by our Bylaws, to the Governance Committee of the Board of Directors, Attention: Chairman, c/o Office of the Corporate Secretary, Devon Energy Corporation, 20 North Broadway, Oklahoma City, Oklahoma 73102-8260. Pursuant to our Bylaws, stockholders may nominate a person for election or re-election as a director by delivering a timely notice to our Corporate Secretary at the address above. Please see “Submission of Stockholder Proposals and Nominees” for a discussion of the deadlines for delivering such notice. The stockholder’s notice must contain:

•	all information relating to each person being nominated that is required to be disclosed with respect to such person pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director, if elected;

•	the name and address of the stockholder giving the notice and the beneficial owner, if any;

•	the class and number of shares of our stock which are owned beneficially and of record by the stockholder giving the notice and the beneficial owner, if any;

•	a description of all arrangements or understandings between the stockholder giving the notice and any other person or persons (including their names) in connection with the nomination; and

•	a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

The Board will take reasonable steps to ensure that a diverse group of qualified candidates are in the pool from which the nominees for the Board are chosen. The Governance Committee may, at its discretion, seek third-party resources to assist in the process and will make final director candidate recommendations to the Board. The basic qualifications, which are identified in our Corporate Governance Guidelines, that the Governance Committee looks for in a director are:

•	independence;

•	integrity and accountability;

•	informed judgment;

•	peer respect;

•	high performance standards;

•	passion for the Company’s performance; and

•	creativity.

Following election to the Board, the Corporate Governance Guidelines provide for:

•	mandatory retirement at the Annual Meeting following the 73rd birthday of a director;

•	a recommendation that a director not serve on more than five public company boards in addition to serving on the Company’s Board;

•	“majority voting,” which requires a nominee for director in an uncontested election to submit an offer of resignation to the Governance Committee within 90 days of the date of the election if the director receives a

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greater number of “withheld” votes than “for” votes. The Governance Committee will then consider all of the relevant facts and circumstances and recommend to the full Board the action to be taken with respect to the offer to resign;

•	approval of the Governance Committee to serve as a director, officer or employee of a competitor of the Company; and

•	prompt notification to the Chairman of the Board and Chairman of the Governance Committee upon the acceptance of a directorship of any other public company or any assignment to the Audit or Compensation Committees of the board of any public company.

The Governance Committee also plays a leadership role in shaping the Company’s corporate governance. It undertakes an annual corporate governance self-assessment, consisting of a thorough review of the Company’s corporate governance practices. The Governance Committee reviews the Company’s practices and best practices followed by other companies. The goal is to maintain a corporate governance framework for the Company that is effective and functional and that fully addresses the interests of the Company’s stakeholders. The Governance Committee determined that the Company operates under many corporate governance best practices. The Governance Committee may from time to time recommend enhanced corporate governance standards to the Board. The Board voted to approve these standards which are reflected in:

•	the Corporate Governance Guidelines;

•	the Charters for each of the Board’s Committees; and

•	an expanded Code of Business Conduct and Ethics for all Directors, officers and employees.

The standards reflected in these documents implement and strengthen the Company’s corporate governance practices. These documents, and others related to corporate governance, are available at www.devonenergy.com.

With the Company’s fundamental corporate governance practices firmly in place and annually evaluated, the Governance Committee is prepared to respond quickly to new regulatory requirements and emerging best practices. The Governance Committee intends to continue to require an annual evaluation of the effectiveness of the Board and its Committees and an annual self-assessment of the performance and effectiveness by each member of the Board to enable the Company to maintain its position at the forefront of corporate governance best practices.

John A. Hill, Chairman
Michael M. Kanovsky
Mary P. Ricciardello

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AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee which is comprised of four independent Directors. The Board and the Audit Committee believe that the Audit Committee’s current membership satisfies the rules of the NYSE that govern audit committee composition, including the requirement that audit committee members all be independent directors as that term is defined under the listing standards of the NYSE. Also, for purposes of complying with the listing standards of the NYSE, the Board has determined that Michael M. Kanovsky’s simultaneous service on the audit committees of more than three public companies does not impair his ability to effectively serve on the Company’s Audit Committee. The Audit Committee operates under a written charter approved by the Board of Directors. The Charter is available at www.devonenergy.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the preparation of the financial statements and the establishment and maintenance of the system of internal controls. This system is designed to provide reasonable assurance regarding the achievement of objectives in the areas of reliability of financial reporting, effectiveness and efficiency of operations and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and the audited financial statements in the Annual Report. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

In fulfilling its duties during 2008, the Audit Committee:

•	reviewed with the independent auditors who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and the effective operation of the Company’s internal controls over financial reporting;

•	reviewed with independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and other matters;

•	discussed with the independent auditors other matters under generally accepted auditing standards, including Statement on Auditing Standards No. 61, Communication with Audit Committees;

•	discussed with the independent auditors the auditors’ independence, including the matters in the written disclosures and the letter received from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence;

•	discussed with the independent auditors the overall scope and plans for their audit; and

•	met with the independent auditors, with and without management present, to discuss the results of their audit and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The Audit Committee has approved KPMG LLP as the Company’s independent auditors for the year ending December 31, 2009.

Thomas F. Ferguson, Chairman
Michael M. Kanovsky
J. Todd Mitchell
Mary P. Ricciardello

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Independent Auditors’ Fees

Under the terms of its Charter, the Audit Committee approves the fees we pay our independent auditors. For the years ended December 31, 2008 and December 31, 2007, we paid the following fees to KPMG LLP:

	2008	2007

Audit fees	$3,419,000	$3,719,000
Audit related fees	371,000	275,000
Tax fees	386,000	205,000
All other fees	—	—

	$4,176,000	$4,199,000

Audit fees include services for the audits of the financial statements and the effective operation of our internal controls over financial reporting. Audit related fees consisted principally of audits of financial statements of certain affiliates and subsidiaries and certain accounting consultation. Tax fees consisted of tax compliance and tax consulting fees. The Audit Committee has considered whether the provisions of audit related services and tax services are compatible with maintaining KPMG LLP’s independence and has determined the auditors’ independence is not impaired.

Audit Committee Pre-Approval Policies and Procedures

All of the 2008 and 2007 audit and non-audit services provided by KPMG LLP were approved by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditors’ independence.

The Audit Committee has pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by KPMG LLP and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditors. The services and fees must be deemed compatible with the maintenance of the auditors’ independence, including compliance with SEC rules and regulations.

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RESERVES COMMITTEE REPORT

In 2004, The Board of Directors established a Reserves Committee comprised of three independent Directors. The Reserves Committee operates under a charter approved by the Board of Directors and is available at www.devonenergy.com. The Reserves Committee oversees, on behalf of the Board, the evaluation and reporting process of the Company’s oil, gas and natural gas liquids reserves data. Management and our independent engineering consultants have the primary responsibility for the preparation of the reserves reports. In fulfilling its oversight responsibilities, the Reserves Committee reviewed with management the internal procedures relating to the disclosure of reserves in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, having regard to industry practices and all applicable laws and regulations. In fulfilling its duties during 2008, the Reserves Committee has:

•	approved AJM Petroleum Consultants, LaRoche Petroleum Consultants, Ltd. and Ryder Scott Company L.P., as the Company’s independent engineering consultants for the year ending December 31, 2008;

•	reviewed with the independent engineering consultants the scope of the annual review of the Company’s reserves;

•	met with the independent engineering consultants, with and without management, to review and consider the evaluation of the reserves and any other matters of concern in respect to the evaluation of the reserves;

•	reviewed and approved any statement of reserves data or similar reserves information, and any report of the independent engineering consultants regarding such reserves to be filed with any securities regulatory authorities or to be disseminated to the public;

•	reviewed the internal procedures relating to the disclosure of reserves; and

•	ensured that the independent engineering consultants were independent prior to their appointment and throughout their engagement.

In reliance on the reviews and discussions referred to above, the Reserves Committee recommended to the Board of Directors, and the Board has approved, that the reserves information be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

David A. Hager, Chairman (1)
Robert L. Howard
J. Todd Mitchell

(1)	Mr. Hager resigned from the Board of Directors effective March 11, 2009.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

We depend on the performance of highly-trained, experienced and committed executive officers who have the skills, education, experience and personal qualities necessary to lead an oil and gas business. In the uncertainty and volatility of the current economic climate, we believe our executive compensation programs should continue to attract and retain effective leaders in what is still a competitive market for personnel with proven track records in the oil and gas industry. At the same time, our programs will continue to adapt to unexpected industry developments and volatility in the commodities markets.

This Compensation Discussion and Analysis (CD&A) describes the overall executive compensation approach at the Company and specifically discusses total compensation for the following named executive officers:

•	J. Larry Nichols, Chairman of the Board and Chief Executive Officer

•	John Richels, President

•	Danny J. Heatly, Senior Vice President — Accounting and Chief Accounting Officer (principal financial officer)

•	Steven J. Hadden, Executive Vice President — Exploration and Production

•	Darryl G. Smette, Executive Vice President — Marketing and Midstream

In addition to the term “named executive officers,” we will use one other term in this CD&A to identify a group of our senior level managers. The term “senior executive officers” refers to Messrs. Nichols and Richels as well as our executive vice presidents. Six employees, including Messrs. Hadden and Smette, were executive vice presidents at the end of 2008. Mr. Hadden left the Company in March 2009.

We include Mr. Heatly as a named executive officer because the SEC requires us to provide information about the compensation of the principal financial officer of the Company. Because Mr. Heatly was not a senior executive officer in 2008, his compensation arrangements are more in line with other non-senior executive officers.

Compensation Philosophy and Objectives

Overview

The Company has a two-pronged operating strategy, which includes:

•	the investment of a significant portion of capital in low risk development projects on our extensive North American property base, which provides reliable and repeatable production and reserves additions; and

•	the investment of capital in long cycle time projects to replenish our development inventory for the future.

We believe that this operating strategy requires a compensation philosophy that recognizes near-term operational and financial success as well as decision making that supports long-term value creation. For these reasons, our executive compensation program is designed to strike the appropriate balance between the near-term and the long-term.

The goals of the program are to:

•	motivate, reward, develop and retain management talent to support our goal of increasing shareholder value;

•	effectively compete against other oil and gas companies for executive talent;

•	consider and respond to developments within the oil and gas industry;

•	provide a balance between the achievement of near-term and long-term objectives, without motivating executives to take excessive risk; and

•	emphasize direct compensation over indirect compensation, such as benefits and perquisites.

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The following table gives a broad overview of the elements of our executive compensation program, including the description and purpose of each element and the market guidelines we target. In each case, the market guidelines refer to an element’s relative value within a group of industry peer companies for comparable executive roles (see further discussion below under “Benchmarking”).

Compensation Element	Description and Purpose	Market Guidelines
Base Salary	Provides fixed compensation to pay for experience, expertise and knowledge	At or slightly above the 50th percentile
Annual Cash Bonus	Emphasizes near-term performance results and current decision-making that affects long-term value creation	From the 50th to 75th percentiles based on performance
Long-Term Incentive Awards
Aligns executives’ long-term interests with those of our shareholders

Promotes retention of executives through time-based vesting of awards

Provides for meaningful share ownership opportunities

Emphasizes long-term performance results
From the 50th to 75th percentiles based on performance
Retirement and Other Benefits
Retirement benefits provide long-term financial security

Other benefits include basic health and welfare programs that are made available to all employees

Severance benefits allow for short-term financial security in certain cases of termination
Provide program features competitive with the peer group

For senior executive officers, we generally target total direct compensation, which we define as the aggregate of base salary, annual cash bonus and long-term incentive awards, between the 50th and 75th percentiles of the peer group. The most recent data available to the Company in 2008 indicated that its total direct compensation for named executive officers ranged from the 50th to approximately the 75th percentile at that time.

Balancing Compensation for Near-Term and Long-Term Performance

To reinforce the goals of achieving both near-term results and long-term shareholder value, the Company provides senior executive officers both annual cash bonuses and long-term incentive awards. We believe that properly allocating these compensation elements is critical in motivating senior executive officers to carry out our two-pronged operating strategy. Overall, the value of a senior executive officer’s total compensation is weighted in favor of long-term incentives.

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Compensation Weighted Toward Performance-Based Compensation

We believe that the proportion of an employee’s total direct compensation that varies based on performance should increase as the scope of an employee’s ability to influence our results increases. Since senior executive officers have the greatest influence over our results, a significant portion of their overall compensation consists of cash bonuses and long-term incentive awards that are “at risk.” In 2008, for example, approximately 90% of the estimated value of the total direct compensation of our Chief Executive Officer was at risk. The estimated value of the total direct compensation at risk in 2008 for all other named executive officers ranged from approximately 80% to 85% of their total direct compensation.

Compensation Process

Our process for reviewing and determining the compensation for named executive officers involves the Compensation Committee of the Board of Directors (the “Committee”), senior executive officers of the Company and an independent compensation consultant. The roles of these individual parties are described further in the following sections.

Role of the Committee and Senior Executive Officers

The Committee establishes our executive compensation philosophy and administers the overall executive compensation program. The Committee operates under a written charter approved by the Board of Directors. The Charter is available at www.devonenergy.com.

Each year, the Committee conducts an individual, in-depth interview of each senior executive officer to discuss the officer’s analysis of the Company’s performance for the year and the performance within his area of responsibility. We believe this is a unique practice among compensation committees and a highly effective tool in the Committee’s oversight of the executive compensation process. In addition, the CEO and the President discuss with the Committee their evaluation of each senior executive officer’s performance, role, development, and potential to take on greater or different responsibilities. The CEO and President then make recommendations to the Committee for changes to compensation for senior executive officers. Neither the CEO nor the President makes any recommendation to the Committee regarding his own compensation.

The Committee considers the CEO’s and the President’s recommendations, the Committee’s own review of competitive market data, the Company’s recent performance, the Committee’s interviews with senior executive officers, the independent compensation consultant’s input, and the Company’s compensation philosophy. The Committee then determines whether to accept the CEO’s and the President’s recommendations of compensation for senior executive officers, and in a closed session without any senior executive officer present, sets the CEO’s and the President’s compensation.

Compensation decisions are further discussed in the “Compensation Decisions in 2008” section below.

Role of the Compensation Consultant

For the 2008 compensation process, the Committee retained the services of an independent compensation consulting firm, Hewitt Associates LLC (the “Compensation Consultant”), to evaluate the competitiveness of our programs and assist with executive compensation program design. The Committee did not direct the particular manner or method in which the Compensation Consultant would perform these services. The Committee has the final authority to hire and terminate the Compensation Consultant, and the Committee evaluates the performance of the Compensation Consultant annually. The Company’s Board of Directors has a policy that prohibits the Compensation Consultant from providing other services to the Company, or its management, without prior review and approval by the Committee. During the 2008 compensation process, the Compensation Consultant provided no services to the Company or its management other than the services described in this CD&A.

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Benchmarking

To successfully compete for executive talent, the Committee, working with the Compensation Consultant, annually compares the compensation of its executives against the compensation of similarly-situated executives at peer companies. The Company establishes a peer group consisting of oil and gas and energy services companies with similar revenue levels and asset and market values as the Company. The Company also considers the enterprise value of companies — calculated as the market value of a company plus (i) long-term debt and preferred stock, minus (ii) cash and cash equivalents — in establishing a peer group. The Committee believes these metrics are appropriate for determining peers because they provide a reasonable point of reference for comparing executives with similar positions and responsibilities.

For 2008, the Committee approved a peer group consisting of the 21 companies listed below:

Anadarko Petroleum Corporation*
Apache Corporation*
Baker Hughes Incorporated
Chesapeake Energy Corporation*
Chevron Corporation*
ConocoPhillips*
Dominion Resources, Inc.
El Paso Corporation
EnCana Corporation*
EOG Resources, Inc.*
Halliburton Company
Hess Corporation*
Marathon Oil Corporation*
Murphy Oil Corporation*
Nabors Industries Ltd.
Occidental Petroleum Corporation*
Schlumberger Limited
Tesoro Corporation
Transocean Inc.
Valero Energy Corporation
The Williams Companies, Inc.

The companies designated with an asterisk (*) are included in a subset of peer companies focused on oil and gas exploration and production (E&P). The Committee referred to compensation from these peers to evaluate industry-specific executive roles.

The Committee’s benchmarking analysis consists of all components of total direct compensation, including base salary, annual bonus and long-term incentives. The Compensation Consultant collected and summarized compensation data from the Proxy Statements of the peer group and the Compensation Consultant’s proprietary databases. The compensation data are typically from the prior year. Thus, when setting current compensation, the Committee works with the Compensation Consultant to adjust the data to account for known or expected changes in the market between the effective date of the data and the current date. Additionally, the Committee typically excludes from its benchmarking analysis those companies whose compensation far exceeds the compensation found at a majority of the peer group.

Tally Sheets and Review of Personal Use of Corporate Aircraft

The Committee annually reviews tally sheets for named executive officers, including potential payments under various termination scenarios. Further detail can be found in the “Potential Payments Upon Termination or Change In Control” section of this Proxy Statement. The Committee also reviews both IRS and SEC calculations in connection with the valuation of personal use of the corporate aircraft.

The Committee has determined that the amounts reflected in these reviews are reasonable and consistent with the Company’s compensation philosophy. The Committee has noted that in the case of personal use of the corporate aircraft, the values for named executive officers were significantly less than those reported by our peer companies.

Succession Planning

The Company has a robust succession planning process to ensure the development of executive talent for the near and long term. The process and progress are reviewed with the Committee and the Board of Directors on an annual basis.

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Overview of Executive Compensation Elements Used in 2008

Overview

We use several different compensation elements in our executive compensation program for the purpose of addressing both near-term and long-term value creation for the Company. As described earlier, the primary components of our executive compensation program are:

•	base salary;

•	annual cash bonus;

•	long-term incentives; and

•	retirement and other benefits.

The design of each compensation element is described further in the sections that follow.

Base Salary

The Committee reviews and approves, on an annual basis, the base salaries of our named executive officers. We consider a competitive base salary vital to ensuring the continuity of our management. The following factors are considered when establishing base salaries for the named executive officers:

•	external market forces and data, including the competitive market information provided by the Compensation Consultant;

•	the scope of responsibility, experience and tenure of each executive;

•	the development plans for the executive and his potential to take on greater or different responsibilities; and

•	internal equity considerations.

We believe that our ability to achieve our objectives depends in large part on employing an executive leadership team that has a combination of significant industry experience and longevity with the Company. In order to attract and retain such executives, their base salaries must be competitive with the base salaries of senior executive officers of peer companies with whom we compete for executive personnel. We believe that targeting base salaries at or slightly above the market median enables us to compete successfully and allows us to emphasize variable compensation appropriately.

Annual Cash Bonus

The Committee annually considers cash bonus awards for our named executive officers. The Committee believes that executives’ cash bonuses should reflect the near-term operating, strategic, and financial performance and current decision-making that affects long-term shareholder value. In that regard, bonuses awarded by the Committee are intended to be competitive with the market while rewarding named executive officers for:

•	delivering near-term financial and operating results;

•	developing long-term growth prospects;

•	advancing internal talent;

•	ensuring positive relationships with regulators, landowners and other stakeholders;

•	improving the efficiency and effectiveness of business processes on a continuous basis; and

•	building a culture of mutual respect and teamwork focused on creating long-term shareholder value.

To that end, in determining the appropriate bonus amounts, the Committee considers recent Company performance, each named executive officer’s individual performance during the year, competitive market conditions, historical practices, incentive awards for others in the Company, and our compensation philosophy. The Committee does not assign target or maximum cash bonus award levels to the named executive officers.

When evaluating recent Company performance, the Committee considers, among other things, our performance in relation to goals approved by the Board of Directors at the beginning of the year. These goals cover a number of both quantitative and qualitative areas, such as growing our oil and gas production and reserves, adhering to capital and operating budgets, delivering shareholder returns, improving environmental, health and safety performance, and enhancing our strategies for

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cultivating leadership talent. The Committee does not assign any specific weight to any particular performance goal nor is any specific weight assigned to the performance goals in the aggregate.

In addition to considering the Company’s quantitative and qualitative performance goals set at the beginning of the year, the Committee also takes into account market and economic trends and forces, extraordinary internal and market-driven events, unanticipated developments, and other extenuating circumstances. In short, the Committee exercises a comprehensive approach in determining the amount of annual cash bonuses for named executive officers.

While our approach to annual bonuses is not formulaic, it is methodical and purposeful. We have considered the relative merits of a non-formulaic approach to paying annual bonuses versus a formulaic approach. We have concluded that the present non-formulaic approach leads to the creation of a highly-effective, nimble management team that is evaluated on its ability to be flexible in addressing changing market and industry conditions while executing the Company’s overall business strategy. We think the Company’s recent and long-term performance demonstrate that this flexible approach works well.

Long-Term Incentives

A key element of our compensation program is to reward named executive officers for long-term strategic accomplishments and enhancement of long-term shareholder value through equity-based incentives that vest over an extended period of time. We believe that long-term incentive compensation plays an essential role in attracting and retaining senior executive officers and aligns their interests with the long-term interests of our shareholders.

The Committee approves long-term incentive awards to named executive officers at the year-end Committee meeting in December. The Committee does not backdate stock option grants and does not time the grant of awards in coordination with the release of material nonpublic information.

We establish long-term incentive target values for each level of responsibility within the Company, including the named executive officers. In analyzing the value of long-term incentives awarded to our executives, the Committee takes into account:

•	recent Company performance with a focus on how such performance creates value for our shareholders over the long term;

•	each senior executive officer’s individual performance during the year;

•	competitive market conditions;

•	historical practices;

•	incentive awards for others in the organization;

•	the overall impact of awards on the Company’s share dilution levels; and

•	our compensation philosophy.

Our long-term incentive awards consist of stock options and restricted stock. Stock option awards give senior executive officers the right to purchase common stock of the Company at a specified price within a specified period of time. Restricted stock awards are grants of our common stock that will only be earned by a senior executive officer when the restrictions lapse. For the stock options awarded in 2008, 20% of the stock options immediately vested and became exercisable on the grant date. An additional 20% of each grant vests and becomes exercisable on each of the first four anniversaries of the original grant. With respect to restricted stock awards made in 2008, 25% of each award vests on each of the first four anniversary dates of the original grant. Except as noted elsewhere in this CD&A, senior executive officers generally forfeit awards if they are not employed by the Company at the time the awards vest.

The vesting schedule of our awards provides a strong incentive for our senior executive officers to continue service with the Company for an extended period. Moreover, the long-term interests of our senior executive officers and our shareholders align in that both groups are rewarded when our common stock appreciates in value over time. This is particularly true with respect to stock options, because senior

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executive officers only stand to gain from their receipt of stock options if our common stock appreciates in value.

Stock Ownership

While we encourage executives to own and hold our stock, we have not adopted any specific executive stock ownership criteria. We periodically review the number of shares owned by our executives and note that they generally maintain ownership levels we believe align their interests with those of shareholders. For additional detail on the stock owned by our named executive officers, please refer to the Security Ownership of Management table on page 50.

Retirement Benefits

Our named executive officers are entitled to participate in the following retirement benefits:

•	A qualified 401(k) Plan with a 6% company match;

•	A nonqualified Deferred Compensation Plan that allows executives to defer compensation beyond the limits placed on the 401(k) plan and the company to contribute a match to the extent that the match available under the qualified 401(k) Plan is limited;

•	A qualified Defined Benefit Plan that provides annual retirement income of 60% of final average compensation (i.e., the average of the highest three consecutive years’ compensation out of the last 10 years), less any benefits due to the participant under Social Security, times a fraction, the numerator of which is credited years of service up to a maximum of 25 and the denominator of which is the greater of 25 or service projected to age 65 (where the fraction is no greater than one); and

•	A nonqualified defined benefit plan (the Supplemental Retirement Income Plan or “SRIP”) that, among other things, provides retirement benefits calculated without certain limitations applicable to the Defined Benefit Plan, accrues over 20 years of service (rather than the 25 years applicable to the Defined Benefit Plan), with five-year vesting, and allows for payments in a lump sum upon a change in control of the Company.

For additional information on the Defined Benefit Plan and the SRIP and the present values of the accumulated benefits of our named executive officers under each plan, please refer to the Pension Benefits for the Year Ended December 31, 2008, section on page 37 and the Pension Benefits Table on page 38.

Other Benefits

We provide senior executive officers with perquisites on a limited basis. For example, Messrs. Nichols and Richels may make personal use of our aircraft on a limited basis; however, their use of our aircraft has been infrequent. Additionally, personal use of our aircraft by other officers may be appropriate if there is a health-related or other emergency reason, the flight coincides with a business-related flight or there is some other urgent matter that requires the executive’s attendance.

Post-Termination or Change in Control Benefits

We maintain employment agreements with each of our named executive officers with the exception of Mr. Heatly, with whom we have a severance agreement. These agreements give each named executive officer certain additional compensation if his employment is involuntarily terminated other than for cause or if the executive voluntarily terminates his employment for good reason, as those terms are defined in the relevant agreements. Also, in these situations, the applicable named executive officer fully vests in any unvested long-term incentive awards.

If a named executive officer, other than Mr. Heatly, is terminated within two years of a change in control, the executive is also entitled to an additional three years of service credit and age in determining entitlement to retiree medical benefits and SRIP benefits. If Mr. Heatly is terminated within two years of a change in control, he is entitled to an additional two years of service credit and age in determining his entitlement to retiree medical benefits.

Commitment Runs Deep

As noted above, Mr. Heatly was not a senior executive officer in 2008. Accordingly, his post-termination arrangements are more in line with other non-senior executive officers.

Post-termination and change in control benefits are typical in the oil and gas industry and necessary in order to compete for executive talent. Please refer to the Potential Payments Upon Termination or Change In Control section on page 41 for more information.

Compensation Decisions in 2008

As discussed in the “Compensation Process” section of this CD&A, the Committee considers the following factors in making annual compensation decisions for the named executive officers:

•	our compensation philosophy;

•	the Committee’s own review of competitive market data;

•	recent Company performance;

•	each named executive officer’s individual performance during the year;

•	interviews with the senior executive officers; and

•	input from the Compensation Consultant.

In 2008, the Committee also considered the current economic environment, the volatility in U.S. financial markets and the unique dynamics of the oil and gas industry.

The Committee noted that certain of the Company’s total compensation opportunities for named executive officers trailed the median values offered by the subset of its E&P industry peers. In particular, the compensation for Mr. Nichols trailed the Company’s intended benchmarks at a time when the Company had performed well relative to internal and external financial, operating and shareholder return benchmarks.

Base Salary

A November 2008 review of the benchmarking data indicated that base salaries for the named executive officers would generally meet the Company’s market objective on an overall basis, with some shortfalls to target when measured on an individual basis. Individual salaries ranged from slightly below the median to above the 75th percentile of the benchmarking data. The Committee also determined that in the current economic environment the Company should take a conservative approach to fixed costs. Therefore, with the exception of Mr. Heatly, who is not a senior executive officer, the Committee froze salaries for named executive officers in 2009.

Please refer to the Summary Compensation Table for further information on the base salaries of named executive officers.

Annual Cash Bonus

Overall in 2008, the Committee is of the view that the Company achieved key operational and other successes in a challenging economic environment. In its evaluation, the Committee noted the following metrics related to Company performance:

•	Increased oil and gas production by 6% to 238 million barrels of oil equivalent (BOE), generating record oil and gas sales of more than $13 billion;

•	Significantly exceeded budgeted oil and gas reserves additions with greater than 550 million BOE (prior to giving effect to price revisions);

•	Accumulated significant acreage in emerging natural gas plays that have significant production and reserve potential;

•	Exercised significant financial discipline in relation to capital expenditure and operating budgets in a highly inflationary market;

•	Recorded pre-income tax cash costs per BOE in the lower half of our E&P peers; and

•	Delivered competitive shareholder returns that were in the top half of peers for both percentage earnings per share growth and percentage share price appreciation.

The Committee also noted that the Company did not meet its budget goals in the areas of lease operating expenses and general and administrative expenses.

Commitment Runs Deep

In its evaluation of the Company’s performance relating to stakeholders, business processes and learning and people, the Committee noted that the Company met the following goals:

•	Strengthened the Company’s positive reputation with stakeholder groups;

•	Furthered business improvement strategies to increase operational effectiveness and speed of execution;

•	Improved the workforce planning process to align with corporate strategy and budgeting process;

•	Enhanced strategies for cultivating leadership talent, including succession management; and

•	Improved goal-setting capability throughout the organization to better align each employee’s performance with the overall goals of the Company.

The Committee conducted a thorough evaluation of each named executive officers’ performance, including the individual interviews described above. Among the named executive officers for whom it made bonus determinations, the Committee determined that each had made significant contributions to the Company’s overall results. As previously noted, the Committee does not determine the bonus for Mr. Heatly.

The 2008 benchmarking indicated that bonuses paid to the named executive officers for 2007 performance generally met the Company’s market objective on an overall basis, with individual bonuses approximating the 75th percentile of the benchmarking data.

Based on the Committee’s evaluation of the Company’s performance in 2008 and other factors that it considers when making annual cash bonus decisions (described in “Annual Cash Bonus” under the “Overview of Executive Compensation Elements in 2008” section of this CD&A), the following cash bonuses were awarded to the named executive officers:

2008
Name	Cash Bonuses
J. Larry Nichols	$3,000,000
John Richels	$2,000,000
Danny J. Heatly	$350,000
Stephen J. Hadden	$975,000
Darryl G. Smette	$900,000

Please refer to the Summary Compensation Table for further information on the annual cash bonuses of named executive officers.

Long-Term Incentives

For 2008, the Committee made grants of long-term incentive awards to named executive officers in the form of stock options and restricted stock that vest as described in the CD&A section titled “Overview of Executive Compensation Elements Used in 2008.” As was the case in 2007, approximately one-half of the total award value was granted in options, and one-half of the award value was granted in restricted stock. We continue to believe this combination promotes shareholder value creation as well as executive stock ownership and retention.

Benchmarking conducted in 2008 indicated that the value of long-term incentives awarded to the named executive officers in 2007 generally fell within the Company’s market objective on an overall basis, with some shortfalls to target when measured on an individual basis. Individual long-term incentive opportunities ranged from below median to approximately the 75th percentile of peers.

Commitment Runs Deep

Based on the 2008 benchmarking results and other factors that it considers when making long-term incentive grant decisions (described in “Long-Term Incentives” under the “Overview of Executive Compensation Elements in 2008” section of this CD&A), the Committee approved the following grants during its year-end meeting:

	2008	2008
Name	Option Awards	Stock Awards
J. Larry Nichols	240,000	92,100
John Richels	126,600	48,500
Danny J. Heatly	31,000	10,332
Stephen J. Hadden	63,000	22,300
Darryl G. Smette	45,000	16,000

The number of shares underlying the long-term incentive grants awarded to each named executive officer was greater than that of the prior year. The Committee believed this decision was appropriate based on the long-term value created by the addition of significant production and reserve potential in emerging natural gas plays.

For additional detail on the Company’s long-term incentive award grants in 2008, please refer to the Summary Compensation Table and the Grants of Plan-Based Awards Table.

In 2008, the Company, with the approval of the Committee, modified the equity-based long-term incentives for our senior executive officers, including the named executive officers. The new arrangements provide that each senior executive officer who meets certain years-of-service and age criteria may be selected upon retirement to continue to vest in outstanding equity-based grants in accordance with the vesting dates established in the original grants so long as he agrees to certain covenants to protect Devon’s business. With the modification, the Company’s treatment of equity at retirement is now consistent with competitive practices for senior executives in our industry.

The modification results in earlier expense recognition when a senior executive officer meets the years-of-service and age criteria as existing grants must be expensed at that time rather than at a later date when the grants actually vest. At the time the modification was made, certain senior executive officers had already met the years-of-service and age criteria, which resulted in the recognition of approximately $27 million of equity-based compensation expense in the second quarter of 2008. This expense would have been recognized in future reporting periods if the modification had not been made and the senior executive officers had continued their employment with the Company.

Changes to Other Programs

In 2008, the Committee reviewed the current vesting period of the SRIP in relation to comparable plans in the marketplace. Based on the market data and the immaterial present value financial impact of the change, the Committee approved an amendment to the SRIP to change the vesting schedule from 10 years to five years.

The Committee made no other material changes to its executive compensation programs in 2008.

Material Differences in Compensation Decisions for Named Executive Officers

Mr. Nichols’ compensation for 2008 was higher than that of other named executive officers primarily because of his seniority, his long tenure with the Company, his status as a founder of the Company, the compensation levels of comparable executives of other companies against whom his compensation is benchmarked and his greater influence over and responsibility for the entire Company (as opposed to a distinct division or function). In addition, Mr. Nichols’ compensation recognized his leadership role with respect to matters affecting the oil and gas industry generally.

Mr. Richels’ total compensation was higher than that of other named executive officers, except for Mr. Nichols, primarily because of his seniority, experience and stature in the industry, his reporting relationship to the CEO, the compensation levels of comparable executives of other companies against whom his

Commitment Runs Deep

compensation is benchmarked and his greater influence over and responsibility for the entire Company (as opposed to a distinct division or function). In addition, Mr. Richels’ compensation recognized the increased leadership role he has taken with respect to the day-to-day operations of the Company.

Mr. Hadden’s and Mr. Smette’s total compensation levels reflected their roles and responsibilities as the respective heads of the Company’s exploration and production and midstream and marketing divisions, their individual contributions to the Company and the officer team, and compensation levels for similar positions at our peer companies.

Conclusion

In summary, after evaluating all of the considerations reviewed by the Committee, including the current economic climate, the Committee believes the compensation delivered to the named executive officers for 2008 is reasonable and appropriate. Further, the Committee believes the total executive compensation program does not encourage executives to take unnecessary or excessive risk.

Consideration of Tax Implications

Section 162(m) of the Internal Revenue Code (the “Code”) disallows, with certain exceptions, a federal income tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer or any other named executive officer except the Chief Financial Officer. One exception applies to “performance-based compensation” paid pursuant to shareholder- approved employee benefit plans (essentially, compensation that is paid only if the individual’s performance meets pre-established objective performance goals using performance measures approved by our shareholders).

Although we have generally attempted to structure executive compensation so as to preserve deductibility, we also believe that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it results in the non-deductibility of certain compensation under the Code. A portion of the payments made under our current annual cash compensation program are not deductible in accordance with the provisions of Section 162(m). However, the Committee has determined that the benefit of enhanced flexibility in program design outweighs the value of the lost deduction.

A minor portion of the stock options we granted to our executives are incentive stock options, which allow the executives to defer the payment of certain taxes upon exercise of the options and provide for the characterization of certain gains as long-term capital gains.

Section 422 of the Code limits the amount of incentive stock options that may vest for any one employee each year. Section 422 provides that, to the extent the aggregate fair market value of stock with respect to which incentive stock options become exercisable each year exceeds $100,000, such stock options will be treated as nonqualified stock options. We take this $100,000 limit into consideration when granting incentive stock options to our executives, so that their incentive stock options will not be re-characterized as nonqualified stock options.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Robert L. Howard, Chairman
David A. Hager (1)
John A. Hill

(1)	Mr. Hager resigned from the Board of Directors effective March 11, 2009.

Commitment Runs Deep

SUMMARY COMPENSATION TABLE

The following table and accompanying footnotes summarize the compensation attributed to our named executive officers for the years ended December 31, 2008, 2007 and 2006, including the compensation cost related to the stock and option awards granted in 2004 through 2008 (no unusual increase of stock and option awards were granted in 2008), that are reported as compensation expense in Devon’s 2008 Consolidated Financial Statements computed in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS 123(R)). The effect of accelerated expensing of certain stock and option awards on the 2008 compensation totals is more fully described in footnote 1 of the following table. The named executive officers are our Chief Executive Officer, our principal financial officer and our three most highly compensated executive officers (other than our CEO and principal financial officer) for the year ended December 31, 2008.

								Change in
								Pension Value
								and Nonqualified
								Deferred
				Stock		Option		Compensation	All Other
		Salary	Bonus	Awards		Awards		Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(2)		($)(2)		($)(3)	($)(4)	($)
J. Larry Nichols	2008	1,400,000	3,000,600	15,432,018	(1)	15,119,891	(1)	3,219,047	339,556	38,511,112	(1)
Chairman of the Board and	2007	1,200,000	2,600,600	2,898,547		3,229,752		2,425,191	247,063	12,601,153
Chief Executive Officer	2006	1,200,000	2,600,600	2,108,855		2,357,432		4,402,009	243,949	12,912,845

John Richels	2008	1,150,000	2,000,600	5,414,354	(1)	4,165,593	(1)	2,241,909	186,104	15,158,560	(1)
President	2007	950,000	1,750,600	1,170,183		1,023,815		577,484	126,183	5,598,265
	2006	825,000	1,500,600	810,596		816,747		1,098,086	126,802	5,177,831

Danny J. Heatly	2008	333,046	350,600	507,777		483,362		435,865	35,001	2,145,651
Senior Vice President —	2007	300,000	320,600	409,489		371,934		157,740	29,418	1,589,181
Accounting	2006	280,000	250,600	311,850		367,213		179,983	24,646	1,414,292
(principal financial officer)

Stephen J. Hadden	2008	675,000	975,600	1,055,301		979,182		493,073	53,922	4,232,078
Executive Vice President	2007	625,000	950,600	733,224		623,554		283,730	48,235	3,264,343
	2006	575,000	875,600	559,365		387,580		207,655	53,622	2,658,822

Darryl G. Smette	2008	610,000	900,600	3,070,577	(1)	2,372,752	(1)	1,406,109	124,603	8,484,641	(1)
Executive Vice President	2007	575,000	875,600	723,748		634,635		758,532	93,128	3,660,643
	2006	550,000	850,600	562,411		637,772		1,363,390	87,282	4,051,455

(1)	With the approval of our Compensation Committee, we modified the share-based compensation arrangements for certain of our executives in the second quarter of 2008. Although this modification does not accelerate the vesting of the executives’ grants, it did accelerate in 2008 the expense recognition in our financial statements of equity awards made to three executives as set forth in the following table:

					Change in
					Pension Value
					and Nonqualified
					Deferred
			Stock	Option	Compensation	All Other
	Salary	Bonus	Awards	Awards	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
J. Larry Nichols
Excluding impact of accelerated expensing	1,400,000	3,000,600	3,856,810	4,755,600	3,219,047	339,556	16,571,613
Impact of accelerated expensing	—	—	11,575,208	10,364,291	—	—	21,939,499

Total	1,400,000	3,000,600	15,432,018	15,119,891	3,219,047	339,556	38,511,112

John Richels
Excluding impact of accelerated expensing	1,150,000	2,000,600	1,654,186	1,439,262	2,241,909	186,104	8,672,061
Impact of accelerated expensing	—	—	3,760,168	2,726,331	—	—	6,486,499

Total	1,150,000	2,000,600	5,414,354	4,165,593	2,241,909	186,104	15,158,560

Darryl G. Smette
Excluding impact of accelerated expensing	610,000	900,600	867,676	744,948	1,406,109	124,603	4,653,936
Impact of accelerated expensing	—	—	2,202,901	1,627,804	—	—	3,830,705

Total	610,000	900,600	3,070,577	2,372,752	1,406,109	124,603	8,484,641

Commitment Runs Deep

The modified compensation arrangements provide that executives who meet certain years-of-service and age criteria may be selected upon retirement to continue vesting in outstanding share-based grants subject to satisfaction of certain conditions. As a condition to receiving the benefits of these modifications, the executives must agree not to use or disclose our confidential information and not to solicit our employees and customers. The executives are required to agree to these conditions at retirement and again in each subsequent year until all grants have vested. This modification was made to bring our share-based compensation plans in-line with those of our peers.

When the modification was made in the second quarter of 2008, Messrs. Nichols, Richels and Smette had already met the years-of-service and age criteria. As a result of this modification, we recorded accelerated stock and option award expenses of $11.6 million, $3.2 million and $2.1 million, respectively, for Messrs. Nichols, Richels and Smette in the second quarter of 2008. These amounts were related to stock and option awards granted prior to 2008.

Also, as a result of the modification, we recorded an additional $10.3 million, $3.3 million and $1.7 million, respectively, for Messrs. Nichols, Richels and Smette in the fourth quarter of 2008 as a result of stock and option awards that occurred in December 2008. All of the additional stock and option award expenses recorded in 2008 would have been recognized in future reporting periods if the modification had not been made and the executives continued their employment with Devon.

(2)	The dollar amounts reported in these columns are recognized in our financial statements for the applicable year pursuant to SFAS No. 123(R). For a discussion of the valuation assumptions, see Note 12 — Share-Based Compensation of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. No stock or option awards granted to our named executive officers were forfeited during 2008, 2007 or 2006.

(3)	The amounts in this column reflect the aggregate change in the actuarial present value of each executive officer’s accumulated benefits under our Defined Benefit Plan and the SRIP during the applicable year. The amounts shown were not paid to the executives. None of our named executive officers received above market or preferential earnings on deferred compensation in any of the reported years.

(4)	Details of the amounts in this column are shown in the following table:

Commitment Runs Deep

		Group Term		Deferred
		Life	401(k) Plan	Compensation
		Insurance	Employer	Plan Employer	Personal
		Premiums	Match	Match	Air Travel	Total
Name	Year	($)	($)	($)	($)(1)	($)
	2008	14,478	13,800	214,500	96,778	339,556
	2007	14,478	13,500	190,800	28,285	247,063
J. Larry Nichols	2006	7,524	13,200	185,400	37,825	243,949

	2008	4,902	13,800	133,500	33,902	186,104
	2007	4,902	13,500	103,800	3,981	126,183
John Richels	2006	4,902	13,200	99,900	8,800	126,802

	2008	1,701	13,800	19,500	—	35,001
	2007	1,518	13,500	14,400	—	29,418
Danny J. Heatly	2006	1,408	13,200	10,038	—	24,646

	2008	2,622	13,800	37,500	—	53,922
	2007	2,622	13,500	30,000	2,113	48,235
Stephen J. Hadden	2006	2,622	13,200	37,800	—	53,622

	2008	7,524	13,800	72,000	31,279	124,603
	2007	7,524	13,500	67,800	4,304	93,128
Darryl G. Smette	2006	4,902	13,200	65,400	3,780	87,282

(1)	The incremental cost of personal use of our aircraft is calculated based on our average variable operating costs. Variable operating costs include fuel, engine reserves, maintenance, weather-monitoring, on-board catering, landing/ramp fees and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours our aircraft flew to determine an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use to determine the incremental cost. The methodology excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip related hangar expenses.

Commitment Runs Deep

GRANTS OF PLAN-BASED AWARDS DURING 2008

					Grant
					Date Fair
		Number of	Number of		Value of
		Shares of	Securities	Exercise or	Stock and
		Stock or	Underlying	Base Price of	Option
		Units	Options	Option Awards	Awards
Name	Grant Date	(#)(1)	(#)(2)	($/Sh)(3)	($)(4)
	12/08/08	92,100			6,015,972
J. Larry Nichols	12/08/08		240,000	65.32	5,960,352

	12/08/08	48,500			3,168,020
John Richels	12/08/08		126,600	65.32	2,735,535

	12/08/08				674,886
Danny J. Heatly	12/08/08	10,332	31,000	65.32	669,839

	12/08/08	22,300			1,456,636
Stephen J. Hadden	12/08/08		63,000	65.32	1,361,285

	12/08/08				1,045,120
Darryl G. Smette	12/08/08	16,000	45,000	65.32	972,347

(1)	Restricted stock vests at the rate of 25% on each of the first four anniversary dates of the original grant. Restricted stock award recipients are entitled to receive dividends on their unvested shares of restricted stock.

(2)	Stock options vest at the rate of 20% on the date of grant and 20% on each of the first four anniversary dates of the grant date.

(3)	The exercise price for stock options is equal to the closing price of our common stock on the date of grant.

(4)	The dollar amounts shown represent the aggregate fair value of options and restricted stock awards granted during the year and computed in accordance with SFAS No. 123(R). For a discussion of the valuation assumptions, see Note 12 — Share-Based Compensation of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Commitment Runs Deep

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock awards owned by our named executive officers on December 31, 2008.

	Option Awards					Stock Awards
							Market
							Value of
						Number of	Shares or
	Number of		Number of			Shares or	Units of
	Securities		Securities			Units of	Stock
	Underlying		Underlying	Option		Stock That	That Have
	Unexercised		Unexercised	Exercise	Option	Have Not	Not
	Options (#)		Options (#)	Price	Expiration	Vested	Vested
Name	Exercisable		Unexercisable	($)	Date	(#)(1)	($)(2)
J. Larry Nichols	140,000	(3)		15.47	12/09/2009
	140,000	(4)		25.85	11/29/2010
	120,000	(5)		26.43	12/03/2011
	210,000	(5)		17.43	12/04/2011
	40,000	(6)		34.27	09/14/2012
	210,000	(5)		23.05	12/02/2012
	125,000	(5)		38.45	12/08/2012
	112,880	(5)	28,220	66.39	12/11/2013
	86,160	(5)	57,440	71.01	12/11/2014
	61,360	(5)	92,040	89.15	12/09/2015
	48,000	(5)	192,000	65.32	12/07/2016
						13,550	890,371
						27,700	1,820,167
						43,875	2,883,026
						92,100	6,051,891

John Richels	40,000	(4)		25.85	11/29/2010
	56,000	(5)		26.43	12/03/2011
	55,000	(5)		17.43	12/04/2011
	12,000	(6)		34.27	09/14/2012
	106,000	(5)		23.05	12/02/2012
	55,000	(5)		38.45	12/08/2012
	34,720	(5)	8,680	66.39	12/11/2013
	38,160	(5)	25,440	71.01	12/11/2014
	30,720	(5)	46,080	89.15	12/09/2015
	25,320	(5)	101,280	65.32	12/07/2016
						4,175	274,339
						12,300	808,233
						21,900	1,439,049
						48,500	3,186,935

Danny J. Heatly	26,138	(5)		26.43	12/03/2011
	162	(5)		23.05	12/02/2012
	30,000	(5)		38.45	12/08/2012
	12,640	(5)	3,160	66.39	12/11/2013
	10,260	(5)	6,840	71.01	12/11/2014
	7,200	(5)	10,800	89.15	12/09/2015
	6,200	(5)	24,800	65.32	12/07/2016
						1,750	114,993
						3,588	235,767
						5,202	341,823
						10,332	678,916

Commitment Runs Deep

	Option Awards					Stock Awards
							Market
							Value of
						Number of	Shares or
	Number of		Number of			Shares or	Units of
	Securities		Securities			Units of	Stock
	Underlying		Underlying	Option		Stock That	That Have
	Unexercised		Unexercised	Exercise	Option	Have Not	Not
	Options (#)		Options (#)	Price	Expiration	Vested	Vested
Name	Exercisable		Unexercisable	($)	Date	(#)(1)	($)(2)
Stephen J. Hadden	11,512	(7)		34.75	07/29/2012
	40,000	(5)		38.45	12/08/2012
	26,080	(5)	6,520	66.39	12/11/2013
	21,840	(5)	14,560	71.01	12/11/2014
	18,440	(5)	27,660	89.15	12/09/2015
	12,600	(5)	50,400	65.32	12/07/2016
						3,125	205,344
						7,050	463,256
						13,125	862,444
						22,300	1,465,333

Darryl G. Smette	1,772	(3)		15.47	12/09/2009
	56,000	(5)		26.43	12/03/2011
	43,000	(5)		17.43	12/04/2011
	106,000	(5)		23.05	12/02/2012
	40,000	(5)		38.45	12/08/2012
	23,520	(5)	5,880	66.39	12/11/2013
	19,080	(5)	12,720	71.01	12/11/2014
	12,080	(5)	18,120	89.15	12/09/2015
	9,000	(5)	36,000	65.32	12/07/2016
						2,825	185,631
						6,150	404,117
						8,625	566,749
						16,000	1,051,360

(1)	Restricted stock awards granted December 12, 2005, December 12, 2006, December 10, 2007, and December 8, 2008 vest 25% on each of the first, second, third, and fourth anniversaries of the grant date.

(2)	Based on a stock price of $65.71, the closing price of our common stock on December 31, 2008.

(3)	Options granted December 9, 1999 vested on August 29, 2000.

(4)	Options granted November 29, 2000 vested on November 29, 2000.

(5)	Options granted December 4, 2001, December 2, 2002, December 4, 2003, December 9, 2004, December 12, 2005, December 12, 2006, December 10, 2007, and December 8, 2008 vest 20% on the date of grant and an additional 20% on each of the first, second, third, and fourth anniversaries of the grant date.

(6)	Options granted September 15, 2004 vest 20% on September 15, 2004, December 4, 2004, December 4, 2005, December 4, 2006, and December 4, 2007.

(7)	Options granted July 30, 2004 vest 20% on July 30, 2004, December 4, 2004, December 4, 2005, December 4, 2006, and December 4, 2007.

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OPTION EXERCISES AND STOCK VESTED DURING THE YEAR ENDED
DECEMBER 31, 2008

The table below shows the number of shares of our common stock acquired during 2008 upon the exercise of options. This table also includes information regarding the vesting during 2008 of stock awards previously granted to the named executive officers.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on Vesting	Value Realized on
Name	Exercise (#)	Exercise ($)(1)	(#)	Vesting ($)(2)
J. Larry Nichols	160,000	9,716,312	57,650	3,960,760

John Richels	81,000	6,560,009	24,500	1,687,704

Danny J. Heatly	32,700	2,735,792	7,778	532,588

Stephen J. Hadden	7,488	410,455	16,025	1,101,183

Darryl G. Smette	154,928	13,356,256	13,775	941,305

(1)	The dollar amounts shown in this column are determined by multiplying the number of options exercised by the difference between the per share exercise price of the options and the closing price of our common stock on the exercise date.

(2)	The dollar amounts shown in this column are determined by multiplying the number of stock awards that vested by the per share closing price of our common stock on the vesting date.

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PENSION BENEFITS FOR THE YEAR ENDED DECEMBER 31, 2008

We maintain three defined benefit retirement plans in which our named executive officers may participate:

•	A tax qualified defined benefit retirement plan and related trust for certain employees (the “Defined Benefit Plan”).

•	A nonqualified Benefit Restoration Plan (the “BRP”) that provides benefits that would be provided under the Defined Benefit Plan except for:

•	limitations imposed by the Code;

•	limitations imposed for those who earned greater than $220,000; and

•	the inclusion of nonqualified deferred compensation in the definition of compensation.

•	A nonqualified Supplemental Retirement Income Plan (the “SRIP”) for a small group of executives that provides the benefits similar to those provided by the BRP plus certain additional benefits.

The following table shows the estimated present value of accumulated retirement benefits as provided under the Defined Benefit Plan and the SRIP to the named executive officers. All named executive officers are participants in the SRIP, therefore BRP benefits are not included in the table below. SRIP benefits vest after five years of service. Participants who are terminated for cause lose their SRIP benefits and are instead paid under the BRP. Amounts payable under the SRIP or the BRP are reduced by the amounts payable under the Defined Benefit Plan so there is no duplication of benefits. Retirement benefits are calculated based upon years of service and “final average compensation.” Final average compensation consists of the average of the highest three consecutive years’ compensation out of the last 10 years. The definition of compensation under the Defined Benefit Plan is the same as the definition under the SRIP and BRP except nonqualified deferred compensation is excluded and compensation is limited by Code compensation limits.

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Pension Benefits Table

		Number of Years	Present Value of	Payments During Last
		Credited Service	Accumulated Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)
J. Larry Nichols	Defined Benefit Plan SRIP	39 39	1,221,150 22,851,678	— —
John Richels(2)(3)(4)	Defined Benefit Plan SRIP	5 13	151,149 6,034,335	— —
Danny J. Heatly	Defined Benefit Plan SRIP	20 20	357,941 1,166,771	— —
Stephen J. Hadden	Defined Benefit Plan SRIP	5 5	121,171 1,010,878	— —
Darryl G. Smette(2)	Defined Benefit Plan SRIP	22 22	798,540 6,875,368	— —

(1)	We calculated the present value of each named executive officer’s accumulated benefits as of December 31, 2008 under our pension plans assuming 25% of participants would elect a single life annuity, 15% of participants would elect a 50% joint and survivor annuity and 60% would elect a 100% joint and survivor annuity. We assumed that each named executive officer began receiving payments at normal retirement age (age 65) and were vested in those payments. The present value is calculated using the RP 2000 mortality table (no collar) with projected improvements to 2016, and a discount rate of 6%. No pre-retirement decrements were used in this calculation.

(2)	Messrs. Smette and Richels are eligible for early retirement under the Defined Benefit Plan and the SRIP. Mr. Heatly is eligible for early retirement under the SRIP. See the following “Defined Benefit Plan — Early Retirement” for a description of the eligibility requirements and benefits payable under our Defined Benefit Plans.

(3)	Years of credited service for Mr. Richels for the Defined Benefit Plan are determined based on time worked in the U.S. For the SRIP, Mr. Richels’ service is based on time worked in the U.S. and Canada while with the Company. Mr. Richels’ Canadian service is included for benefit eligibility purposes (vesting and early retirement) in both plans.

(4)	Benefits payable to Mr. Richels under the SRIP are reduced by benefits payable to Mr. Richels under our Pension Plan for Employees of Devon Canada Corporation. Mr. Richels’ benefit under the Canadian Pension Plan is frozen and Mr. Richels’ future pension benefits are accruing under the Defined Benefit Plan and the SRIP.

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Defined Benefit Plan

The Defined Benefit Plan is a qualified defined benefit retirement plan which provides benefits based upon employment service with us. Employees hired before October 1, 2007, became eligible to participate in the Defined Benefit Plan when they earned one year of service and attained the age of 21 years. Employees who were hired after September 30, 2007, are not eligible to participate in the Defined Benefit Plan. Each eligible employee who retires is entitled to receive monthly retirement income, based upon their final average compensation, years of credited service and reduced by Social Security benefits payable to the employee. Contributions by employees are neither required nor permitted under the Defined Benefit Plan. Benefits are computed based on straight-life annuity amounts. Benefits under the Defined Benefit Plan are reduced for certain highly compensated employees, including our named executive officers, in order to comply with certain requirements of ERISA and the Code.

Normal Retirement

Employees, including the named executive officers, are eligible for normal retirement benefits under the Defined Benefit Plan upon reaching age 65. Normal retirement benefits for the named executive officers are equal to 60% of the executive’s final average compensation less any benefits due to the participant under Social Security, multiplied by a fraction, the numerator of which is his or her credited years of service and the denominator of which is his or her estimated years of service at normal retirement age (not less than 25 years).

Early Retirement

Employees, including the named executive officers, are eligible for Early Retirement benefits under the Defined Benefit Plan after (i) attaining age 55, and (ii) earning at least 10 years of credited service. Early retirement benefits are equal to a percentage of the normal retirement income the participant would otherwise be entitled to if he or she had commenced benefits at age 65 depending on the participant’s age when he or she elects to begin receiving benefits:

Percentage of
Age When	Normal Retirement
Benefits Begin	Income
65	100%
64	97%
63	94%
62	91%
61	88%
60	85%
59	80%
58	75%
57	70%
56	65%
55	60%

Deferred Vested Pension

Participants in the Defined Benefit Plan are fully vested in their accrued benefits after five years of service. If the participant’s employment is terminated after attaining five years of service but before eligibility for Early Retirement, the participant is entitled to a deferred vested pension based on his or her accrued benefit on the date of termination. An unreduced deferred vested pension is payable at age 65. Alternatively, the participant may elect to receive a reduced benefit as early as age 55. The benefit payable prior to age 65 is a percentage of his or her normal retirement benefit based on his or her age at the time the benefit begins, as shown in the table below:

Age at Election to	Percentage of
Receive Deferred	Normal Retirement
Vested Pension	Income
65	100.00%
64	90.35%
63	81.88%
62	74.40%
61	67.79%
60	61.91%
59	56.68%
58	52.00%
57	47.80%
56	44.03%
55	40.63%

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If a participant is:

•	involuntarily terminated for any reason other than death or “cause,” is between the ages of 50 and 55 and has at least 10 years of credited service, or

•	involuntarily terminated for any reason other than “cause” within two years following a change in control and has at least 10 years of credited service regardless of the participant’s age,

then the participant may elect to have his or her benefits under the Defined Benefit Plan paid at any time on or after the age of 55 subject to the same percentage reduction in benefits as set forth under “Early Retirement” applicable to the participant.

Benefit Restoration Plan

The BRP is a nonqualified retirement defined benefit plan, the purpose of which is to restore retirement benefits for certain selected key management and highly compensated employees because their benefits under the Defined Benefit Plan are limited in order to comply with certain requirements of ERISA and the Code or because their final average compensation is reduced as a result of contributions into our Deferred Compensation Plan. Benefits under the BRP are equal to 65% of the executive’s final average compensation less any benefits due to the executive under Social Security, multiplied by a fraction, the numerator of which is his or her years of credited service (not to exceed 25) and the denominator of which is 25. The BRP benefit is reduced by the benefit that is otherwise payable under the Defined Benefit Plan. An employee must be selected by the Compensation Committee in order to be eligible for participation in the BRP. The same early retirement and deferred vested pension provisions that apply under the Defined Benefit Plan are available under the BRP. Participants become vested in retirement benefits under the BRP at the same time as the participant becomes vested for retirement benefits under the Defined Benefit Plan.

Supplemental Retirement Income Plan

The SRIP is another nonqualified defined benefit retirement plan for a small group of our key executives, the purpose of which is to provide additional retirement benefits for these executives. An employee must be selected by the Compensation Committee in order to be eligible for participation in the SRIP. Participants in the SRIP become vested in the SRIP benefits after five years of service. If the executive is terminated for “cause” as that term is defined in the executive’s employment agreement, then all benefits under the SRIP are forfeited and the executive would receive benefits under the BRP. If the executive is receiving benefits under the SRIP, he is not eligible for benefits under the BRP.

The SRIP provides for retirement income equal to 65% of the executive’s final average compensation less any benefits due to the participant under Social Security, multiplied by a fraction, the numerator of which is his credited years of service (not to exceed 20) and the denominator of which is 20. For those participating in the plan as of January 24, 2002 (“Grandfathered Participants”), the SRIP benefit is reduced by a fraction of the benefits otherwise accrued under the Defined Benefit Plan, the numerator of which is years of credited service (not greater than 20) and the denominator of which is 20. For those who became participants after January 24, 2002, the SRIP benefit is reduced by the full benefits otherwise accrued under the defined benefit plan. Of the named executive officers, Mr. Hadden is not a Grandfathered Participant. In the case of Mr. Richels, his SRIP benefit is also reduced by amounts payable to him under the defined contribution provisions of our Canadian Pension Plan. The same early retirement and deferred vested pension provisions that apply under the Defined Benefit Plan are available under the SRIP, except that early retirement benefits are payable under the SRIP after 20 years of service regardless of age. The early retirement benefit prior to age 55 is the actuarial equivalent to the age 55 early retirement benefit. In the event that a named executive officer is terminated “without cause” or terminates his or her employment for “good reason” as those terms are defined in our employment agreements with our named

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executive officers, then the executive will be 100% vested in his accrued SRIP benefit. If a named executive officer is terminated within two years following a “change in control” his or her benefit will be paid in a single lump sum payment of the normal retirement annuity payable immediately, unreduced for early commencement. Otherwise, the benefit will be paid monthly for the life of the executive. The SRIP may be informally funded through a rabbi trust arrangement.

NONQUALIFIED DEFERRED COMPENSATION IN 2008

The table below shows information about our Deferred Compensation Plan. The Deferred Compensation Plan is designed to allow each executive to contribute up to 50% of his or her base salary and up to 100% of his or her bonus, and receive a Company match beyond the contribution limits prescribed by the IRS with regard to our 401(k) Plan. The Deferred Compensation Plan allows executives to defer a portion of their cash compensation in a tax effective way at a minimal cost to us.

		Company	Aggregate
	Executive	Contributions	Earnings in	Aggregate	Aggregate
	Contributions in	in Last Fiscal	Last Fiscal	Distributions in	Balance at Last
	Last Fiscal Year	Year	Year	Last Fiscal Year	Fiscal Year End
Name	($)(1)	($)(2)	($)	($)	($)
J. Larry Nichols	240,000	214,500	(476,354)	406,757	891,421
John Richels	174,000	133,500	(247,150)	223,403	504,632
Danny J. Heatly	183,305	19,500	(313,208)	—	602,504
Stephen J. Hadden	97,500	37,500	4,558	—	315,569
Darryl G. Smette	89,100	72,000	(255,484)	86,923	844,320

(1)	The amounts in this column are also included in the Summary Compensation Table on page 30, in the salary column or the bonus column.

(2)	The amounts in this column are also included in the Summary Compensation Table on page 30, in the “All Other Compensation” column as the Deferred Compensation Plan employer match.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We will be obligated to make certain payments to our named executive officers or potentially accelerate the vesting of their equity awards and pension benefits upon termination of their employment or upon a change in control pursuant to the following plans or agreements:

•	employment agreements entered into with each of our named executive officers (a severance agreement in the case of Mr. Heatly);

•	the Defined Benefit Plan;

•	the BRP or the SRIP depending on the circumstances of the executive officer’s termination; and

•	the 2005 Long-Term Incentive Plan.

The following tables provide the estimated compensation and present value of benefits potentially payable to each named executive officer upon a change in control of the Company or a termination of employment of the named executive officer. The benefit values shown do not include benefits that are broadly available to substantially all salaried employees. The amounts shown assume that the termination or change in control occurred on December 31, 2008. The actual amounts to be paid can only be determined at the time of such executive’s actual separation from the Company.

Please see the narrative for the following tables for a discussion of the methods of calculating the payments required upon termination of our named executive officers in the manners set forth in each column. The footnotes to the following tables apply to all of our named executive officers and are presented after the table for the last named executive officer.

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J. Larry Nichols

	Retirement/					Death
	Voluntary	Termination	Termination	Change in		(payable to
Benefits and Payments	Termination	without Cause	with Cause	Control	Disability	spouse)
($)	($)	($)	($)	($)	($)	($)
Base Salary/Bonus(1)	—	13,200,000	—	13,200,000	—	—
SRIP(2)(3)	22,852,000	22,852,000	—	27,148,000 (4)	22,852,000	20,499,000 (5)
BRP(2)(3)	—	—	22,852,000	—	—	—
Accelerated Vesting of Stock Options(6)	—	74,880	—	74,880	—	74,880
Accelerated Vesting of Restricted Stock(7)	—	11,645,458	—	11,645,458	—	11,645,458
Health Care Benefits(8)	—	33,377	—	33,377	—	—
Post-Retirement Health Care(9)	—	—	—	—	—	—
Outplacement Services(10)	—	30,000	—	30,000	—	—
280G Tax Gross-Up	—	—	—	8,541,553	—	—
Total(11)	22,852,000	47,835,715	22,852,000	60,673,268	22,852,000	32,219,338

John Richels

	Retirement/					Death
	Voluntary	Termination	Termination	Change in		(payable to
Benefits and Payments	Termination	without Cause	with Cause	Control	Disability	spouse)
($)	($)	($)	($)	($)	($)	($)
Base Salary/Bonus(1)	—	9,450,000	—	9,450,000	—	—
SRIP(2)(3)	7,907,000	7,907,000	—	19,365,000 (4)	7,907,000	7,398,000 (5)
BRP(2)(3)	—	—	—	—	—	—
Accelerated Vesting of Stock Options(6)	—	39,500	—	39,500	—	39,500
Accelerated Vesting of Restricted Stock(7)	—	5,708,558	—	5,708,558	—	5,708,558
Health Care Benefits(8)	—	33,377	—	33,377	—	—
Post-Retirement Health Care(9)	—	—	—	1,265	—	—
Outplacement Services(10)	—	30,000	—	30,000	—	—
280G Tax Gross-Up	—	—	—	11,597,805	—	—
Total(11)	7,907,000	23,168,435	—	46,225,505	7,907,000	13,146,058

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Danny J. Heatly

	Retirement/					Death
	Voluntary	Termination	Termination	Change in		(payable to
Benefits and Payments	Termination	without Cause	with Cause	Control	Disability	spouse)
($)	($)	($)	($)	($)	($)	($)
Base Salary/Bonus(1)	—	1,379,800	—	1,379,800	—	—
SRIP(2)(3)	1,662,000	1,662,000	—	3,081,000 (4)	2,267,000	1,423,000 (5)
BRP(2)(3)	—	—	1,267,000	—	—	—
Accelerated Vesting of Stock Options(6)	—	9,672	—	9,672	—	9,672
Accelerated Vesting of Restricted Stock(7)	—	1,371,500	—	1,371,500	—	1,371,500
Health Care Benefits(8)	—	—	—	33,037	—	—
Post-Retirement Health Care(9)	—	—	—	6,969	—	—
Outplacement Services(10)	—	30,000	—	30,000	—	—
280G Tax Gross-Up	—	—	—	—	—	—
Total(11)	1,662,000	4,452,972	1,267,000	5,911,978	2,267,000	2,804,172

Stephen J. Hadden

	Retirement/					Death
	Voluntary	Termination	Termination	Change in		(payable to
Benefits and Payments	Termination	without Cause	with Cause	Control	Disability	spouse)
($)	($)	($)	($)	($)	($)	($)
Base Salary/Bonus(1)	—	4,950,000	—	4,950,000	—	—
SRIP(2)(3)	886,000	886,000	—	5,576,000 (4)	886,000	1,277,000 (5)
BRP(2)(3)	—	—	688,000	—	—	—
Accelerated Vesting of Stock Options(6)	—	19,656	—	19,656	—	19,656
Accelerated Vesting of Restricted Stock(7)	—	2,996,375	—	2,996,375	—	2,996,375
Health Care Benefits(8)		49,555	—	49,555	—	—
Post-Retirement Health Care(9)	—	—	—	—	—	—
Outplacement Services(10)	—	30,000	—	30,000	—	—
280G Tax Gross-Up	—	—	—	4,994,726	—	—
Total(11)	886,000	8,931,586	688,000	18,616,312	886,000	4,293,031

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Darryl G. Smette

	Retirement/					Death
	Voluntary	Termination	Termination	Change in		(payable to
Benefits and Payments	Termination	without Cause	with Cause	Control	Disability	spouse)
($)	($)	($)	($)	($)	($)	($)
Base Salary/Bonus(1)	—	4,530,000	—	4,530,000	—	—
SRIP(2)(3)	8,186,000	8,186,000	—	10,544,000 (4)	8,186,000	7,356,000 (5)
BRP(2)(3)	—	—	7,199,000	—	—	—
Accelerated Vesting of Stock Options(6)	—	14,040	—	14,040	—	14,040
Accelerated Vesting of Restricted Stock(7)	—	2,207,855	—	2,207,855	—	2,207,855
Health Care Benefits(8)	—	49,555	—	49,555	—	—
Post-Retirement Health Care(9)	—	—	—	—	—	—
Outplacement Services(10)	—	30,000	—	30,000	—	—
280G Tax Gross-Up	—	—	—	—	—	—
Total(11)	8,186,000	15,017,450	7,199,000	17,375,450	8,186,000	9,577,895

(1)	The employment agreements or severance agreement for our named executive officers provide that each executive is entitled to the payment of a pro rata share of any bonus for the performance period in which the termination occurs based on the number of days worked in the period. For purposes of quantifying the potential payments for our named executive officers upon a termination, we have assumed that the termination took place on December 31, 2008. As a result, each named executive officer would be entitled to all the bonus they earned in 2008. Those bonus amounts are set forth in the bonus column of the Summary Compensation Table on page 30.

(2)	Participants are vested in their benefits under the SRIP after five years of service. Benefits under the SRIP and the BRP are mutually exclusive; therefore, participants will not receive a benefit under the SRIP if they are receiving a benefit under the BRP and vice versa. Participants forfeit their benefits under the SRIP if they are terminated for “cause” and will instead receive benefits under the BRP except for Mr. Richels who is not a participant in the BRP. Benefits paid under the SRIP or the BRP are reduced by any amounts payable under the Defined Benefit Plan so that there is no duplication of benefits.

(3)	The values shown for the SRIP and the BRP benefits for each named executive officer are the present values as of December 31, 2008, of the benefits that would be payable under the SRIP or BRP as of each executive’s earliest possible commencement date. Except in the case of a termination following a change in control where the benefit is paid as a lump sum and in the case of benefits payable to a spouse upon death as a monthly single life annuity, we have assumed that 25% of participants would elect the SRIP and BRP benefits in the form of a single life annuity, 15% would elect a 50% joint and survivor annuity and 60% of participants would elect a 100% joint and survivor annuity. All other assumptions are the same as those used to determine the present value of benefits disclosed in the Pension Benefits Table. Pursuant to the disability provisions under the plan, the present value of benefits payable upon disability includes continued service increases to the executive’s earliest commencement date for those participants that currently have over 10 years of service.

(4)	Under the SRIP, all named executive officers, except Mr. Heatly, will receive credit for an additional three years of service and an additional three years of age, when determining their SRIP benefit following a change in control. All benefits under the SRIP, including Mr. Heatly’s, are payable as a lump

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sum payment, within 30 days of their termination following a change in control where the lump sum payment is the present value of the unreduced accrued benefit payable immediately. The lump sum amount shown is based on the lump sum rate in effect for payments beginning January 2009.

(5)	Participants are immediately vested in the SRIP accrued benefit upon death. The benefit is payable to an eligible spouse at the date the participant would have reached age 55 with 10 years of service, reduced by subsidized early retirement factors and assuming that the participant had elected a 100% joint and survivor pension.

(6)	Values displayed for acceleration of vesting of stock options represent the number of options multiplied by the difference between the market price of our common stock on December 31, 2008, which was $65.71 per share, and the exercise price of each option.

(7)	Values displayed for acceleration of vesting of restricted stock represent the fair value of our common stock as of December 31, 2008, which was $65.71 per share.

(8)	For all named executive officers except Mr. Heatly, health care benefits are payable for 18 months following termination without cause or following their termination in connection with a change in control. Mr. Heatly is entitled to 18 months of health care benefits following his termination in connection with a change in control. All named executive officers, except Mr. Heatly, are also entitled to a payment in an amount equal to 18 times the monthly COBRA premium following termination without cause or following their termination in connection with a change in control. Mr. Heatly is entitled to a payment in an amount equal to six times the monthly COBRA premium following his termination in connection with a change of control. The values in the tables are estimated based on our current cost of these benefits.

(9)	Both Mr. Richels and Mr. Heatly will receive an enhancement in their post-retirement medical benefit upon a change in control as all other named executives either would not be eligible for a post-retirement medical benefit or are fully accrued in the benefit. We have not included the value of benefits that would be available to substantially all employees, and have instead only included the value of the enhancement that is payable based on individual employment or severance agreements.

(10)	Outplacement services are provided following termination without cause or following termination in connection with a change in control. The value in the table is estimated based on our current cost of this benefit.

(11)	We recognize that our nonqualified employee benefit plans including the SRIP, the BRP, the Deferred Compensation Plan, employment agreements and severance agreements are subject, all or in part, to Section 409A of the Code, which requires certain payments that are to be made under these plans and agreements to be delayed for six months. The information reflects the status of the plans during 2008 which required good faith operational compliance and transitional relief for the SRIP and BRP. These plans were amended and restated effective January 1, 2009, to satisfy Section 409A documentary compliance requirements.

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Employment and Severance Agreements

Except for Mr. Heatly, all of the named executive officers are parties to employment agreements that set out their rights to compensation following their termination under various circumstances. Mr. Heatly is a party to a severance agreement which provides for similar rights as the employment agreements. Differences between the employment agreements and Mr. Heatly’s severance agreement are noted throughout the following discussion.

Rights Upon Termination for Any Reason

Under the employment agreements and the severance agreement, regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	unpaid salary through the date of termination;

•	unused vacation pay;

•	bonuses that have already been earned;

•	amounts otherwise entitled to under our employee benefit plans; and

•	a “gross-up” payment in an amount equal to any excise tax, or interest or penalties related to any excise tax, assessed against the named executive officer pursuant to Section 4999 of the Code based upon the payments paid or payable pursuant to the employment agreement.

Rights Upon Termination for Death or Disability

The employment agreements provide that if the named executive officer’s employment terminates by reason of death or disability, then, in addition to the items set forth under “Rights Upon Termination for Any Reason,” the named executive officer is entitled to receive a pro rata share of any bonus for the performance period in which the day of termination occurs (based on the number of days worked in the performance period), payable at the same time it is payable to other participants in the bonus plan.

Rights Upon Termination Without Cause and Constructive Discharge

If the named executive officer’s employment is involuntarily terminated other than for “cause” or the named executive officer terminates for “good reason,” as those terms are defined in the employment agreements and severance agreement, then in addition to the items set forth under “Rights Upon Termination for Any Reason,” the named executive officer is entitled to the following:

•	a lump sum cash payment equal to three times the aggregate annual compensation of each named executive officer, with the exception of Mr. Heatly who will receive two times his aggregate annual compensation. “Aggregate annual compensation” is equal to the sum of:

•	the executive officer’s annual base salary, and

•	an amount equal to the largest annual bonus paid or payable to the named executive officer for the three consecutive calendar years prior to the date the named executive officer’s termination occurs;

•	payment of a pro rata share of any bonus for the performance period in which the day of termination occurs (based on the number of days worked in the performance period), payable at the same time it is payable to other participants in the bonus plan;

•	the same basic health and welfare benefits that the executive would otherwise be entitled to receive if the named executive officer were our employee for 18 months following termination. The severance agreement provides for similar benefits to Mr. Heatly for the 18 months following his date of termination but only in connection with a change in control;

•	payment of an amount equal to 18 times the monthly COBRA premium. The severance agreement provides for a payment to Mr. Heatly in an amount equal to six times the monthly COBRA premium following his date of termination in connection with a change of control; and

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•	payment of a reasonable amount for outplacement services commensurate with the named executive officer’s title and position with the Company and other executives similarly situated in other companies in our peer group.

Termination Following a Change in Control

Under the employment and severance agreements, if within 24 months following a “change in control” of the Company, the named executive officer:

•	is terminated without “cause” by us, or

•	terminates his or her employment with us for “good reason”, as each of those terms are defined in the employment agreements, then, in addition to the items set forth under “Rights Upon Termination for Any Reason” and “Rights Upon Termination Without Cause and Constructive Discharge,” the named executive officer is entitled to the following:

•	three years of service and three years of age (two years of service and two years of age in the case of Mr. Heatly) shall be added to the named executive officer’s actual years of service and actual age when determining the named executive officer’s entitlement under our Retiree Medical Benefit Coverage. In no event, however, should the additional years of age be construed to reduce or eliminate the executive’s right to coverage under the plan; and

•	three years of service shall be added to the named executive officer’s actual years of service when determining the named executive officer’s benefits under the SRIP. The severance agreement does not provide similar benefits to Mr. Heatly.

“Change in control” is defined as the date on which one of the following occurs:

•	an entity or group acquires 30% or more of our outstanding voting securities,

•	the incumbent board ceases to constitute at least a majority of our board, or

•	a merger, reorganization or consolidation is consummated, after shareholder approval, unless

•	substantially all of the shareholders prior to the transaction continue to own more than 50% of the voting power after the transaction;

•	no person owns 30% or more of the combined voting securities; and

•	the incumbent board constitutes at least a majority of the board after the transaction.

Defined Benefit Plan, BRP and SRIP

Under the Defined Benefit Plan, if a participant is:

•	involuntarily terminated for any reason other than “cause,” is between the ages of 50 and 55 and has at least 10 years of credited service, or

•	involuntarily terminated for any reason other than “cause” within two years following a change in control and has at least 10 years of credited service regardless of the participant’s age,

then the participant may elect to have his or her benefits under the Defined Benefit Plan paid at any time after the age of 55 subject to the same percentage reduction in the benefits as set forth under “Pension Benefits for the Year Ended December 31, 2008 — Defined Benefit Plan — Early Retirement” that is applicable to the participant.

Additionally, upon a change in control of the Company, all participants in the Defined Benefit Plan, the BRP and the SRIP immediately become 100% vested in their accrued benefits under those plans.

Participants are immediately vested in the accrued benefit upon death which is payable to an eligible spouse at the date the participant would have reached age 55 with 10 years of service, reduced by subsidized early retirement factors and assuming that the participant had elected a 100% joint and survivor pension.

Additionally, if the participant becomes disabled and has greater than 10 years of service at the

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time of disability, the benefit is calculated based on final average compensation and projected service to commencement date (as early as age 55), reduced with subsidized early retirement factors. If the disabled participant has less than 10 years of service, then he or she is 100% vested in the accrued benefit.

Long-Term Incentive Plan

The Compensation Committee is authorized to provide in the award agreements for the acceleration of any unvested portion of any outstanding awards under our 2005 Long-Term Incentive Plan upon a change in control, retirement or disability. Awards automatically vest upon the death of the executive.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock as of December 31, 2008 that may be issued under our equity compensation plans:

Number of Securities
Remaining Available
		Weighted-Average	for Future Issuance
	Number of Securities	Exercise Price of	Under Equity
	to be Issued Upon	Outstanding	Compensation Plans
	Exercise of	Options,	(Excluding
	Outstanding Options,	Warrants and	Securities Reflected
	Warrants and Rights	Rights	in Column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	11,894,081	55.16	3,275,265 (1)
Equity compensation plans not approved by security holders	—	—	—

Total(2)	11,894,081	55.16	3,275,265

(1)	Represents shares available for issuance pursuant to awards under the 2005 Long-Term Incentive Plan, which may be in the form of stock options, restricted stock awards, restricted stock units, performance units, performance bonus shares, or stock appreciation rights.

(2)	As of December 31, 2008, options to purchase an aggregate of 502,578 shares of our common stock at a weighted average exercise price of $20.66 were outstanding under the following equity compensation plans, which options were assumed in connection with merger and acquisition transactions: Santa Fe Energy Resources, Inc. 1995 Incentive Stock Compensation Plan, Santa Fe Energy Resources 1990 Incentive Stock Compensation Plan, Pennzoil Company 1992 Stock Option Plan, Pennzoil Company 1997 Incentive Plan, PennzEnergy Company 1998 Incentive Plan, Mitchell Energy & Development Corp. 1995 Stock Option Plan, Mitchell Energy & Development Corp. 1999 Stock Option Plan, Ocean Energy, Inc. Long Term Incentive Plan for Non-Executive Employees, Ocean Energy, Inc. 2001 Long Term Incentive Plan and Ocean Energy, Inc. 1999 Long Term Incentive Plan. No further grants or awards will be made under the assumed equity compensation plans.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

To the best of our knowledge, no person beneficially owned more than 5% of our common stock at the close of business on March 31, 2009, except as set forth below:

	Number of Shares		Percent of
Name and Address of Beneficial Owner	Beneficially Owned		Class

Davis Selected Advisors, L.P. 2949 East Elvira Road, Suite 101 Tucson, AZ 85706	29,113,672	(1)	6.56%

George P. Mitchell 10077 Grogan’s Mill Road, Suite 475 The Woodlands, TX 77380	23,372,374	(2)	5.27%

(1)	Based on a 13G/A filed February 13, 2009, Davis Selected Advisors, L.P. states that it has sole voting power as to 27,067,475 shares and sole dispositive power as to 29,113,672 shares.

(2)	Includes 21,285,940 shares owned of record by Mr. Mitchell and 2,086,434 shares held in joint tenancy with Mr. Mitchell’s spouse.

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Security Ownership of Management

The following table sets forth as of March 31, 2009, the number and percentage of outstanding voting shares beneficially owned by our named executive officers, each of our Directors and by all of our executive officers and Directors as a group:

	Number of
	Shares		Percent of
Name of Beneficial Owner	Beneficially Owned(1)		Class

J. Larry Nichols*	3,027,583	(2)	**
John Richels*	594,145	(3)	**
Darryl G. Smette	407,598	(4)	**
Stephen J. Hadden	300,170	(5)	**
John A. Hill*	146,060	(6)	**
Danny J. Heatly	139,854	(7)	**
Michael M. Kanovsky*	128,052	(8)	**
Robert L. Howard*	80,719	(9)	**
J. Todd Mitchell*	70,183	(10)	**
Thomas F. Ferguson*	47,000	(11)	**
Mary P. Ricciardello*	11,207	(12)	**

All of our Directors and executive officers as a group	5,285,500	(13)	1.19%

*	Director

**	Less than 1%

(1)	Shares beneficially owned include shares of common stock and shares of common stock issuable within 60 days of March 31, 2009.

(2)	Includes 1,491,005 shares owned of record by Mr. Nichols, 85,930 shares owned of record by Mr. Nichols as Trustee of a family trust, 157,248 shares owned by Mr. Nichols’ spouse, and 1,293,400 shares which are deemed beneficially owned pursuant to stock options held by Mr. Nichols.

(3)	Includes 141,225 shares owned of record by Mr. Richels, and 452,920 shares that are deemed beneficially owned pursuant to stock options held by Mr. Richels.

(4)	Includes 33,600 shares owned of record by Mr. Smette, 60,911 shares owned indirectly by Mr. Smette through a trust, 2,635 shares owned by Mr. Smette’s spouse and 310,452 shares that are deemed beneficially owned pursuant to stock options held by Mr. Smette.

(5)	Includes 70,558 shares owned of record by Mr. Hadden and 229,612 shares which were deemed beneficially owned pursuant to stock options held by Mr. Hadden at the time of the termination of his employment. It also reflects the acceleration of the unvested options and restricted stock pursuant to the terms of his separation agreement and release.

(6)	Includes 77,650 shares owned of record by Mr. Hill, 23,884 shares owned by a partnership in which Mr. Hill shares voting and investment power, 4,726 shares owned by Mr. Hill’s immediate family and 39,800 shares that are deemed beneficially owned pursuant to stock options held by Mr. Hill.

(7)	Includes 46,596 shares owned of record by Mr. Heatly, 658 shares held in the Devon Energy Incentive Savings Plan and 92,600 shares that are deemed beneficially owned pursuant to stock options held by Mr. Heatly.

(8)	Includes 12,820 shares owned of record by Mr. Kanovsky, 72,232 shares held indirectly through a family owned entity, and 43,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Kanovsky.

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(9)	Includes 24,910 shares owned of record by Mr. Howard, 7,500 shares held indirectly through a trust, 7,500 shares owned by Mr. Howard’s spouse, a 6,905 share interest in the OEI Outside Directors Deferred Fee Plan and 33,904 shares that are deemed beneficially owned pursuant to stock options held by Mr. Howard.

(10)	Includes 10,000 shares owned of record by J. Todd Mitchell, 35,183 shares owned of record by a trust of which Mr. Mitchell is the sole trustee and beneficiary, and 25,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Mitchell.

(11)	Includes 10,000 shares owned of record by Mr. Ferguson and 37,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Ferguson.

(12)	Includes 5,207 shares owned of record by Ms. Ricciardello and 6,000 shares that are deemed beneficially owned pursuant to stock options held by Ms. Ricciardello.

(13)	Includes 2,740,060 shares that are deemed beneficially owned pursuant to stock options held by Directors and executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Devon’s Directors, executive officers, and 10% stockholders file with the SEC reports concerning their ownership, and changes in their ownership, of Devon equity securities. Based solely upon a review of Forms 3, 4 and 5 furnished to us during and with respect to our most recently completed fiscal year, and any written representations of reporting persons, we believe that all transactions by reporting persons during 2008 were reported on a timely basis except that in April 2008 a late Form 4 was filed by J. Todd Mitchell to report the receipt by a trust of which he is the sole trustee and beneficiary of one distribution of shares of our common stock by a limited partnership to its partners, which include the trust. In addition, in March 2009 a late Form 4 was filed by Mr. Mitchell to report two gifts of our common stock received by the same trust in June 2005 and May 2006, as well as the acquisition by the trust of shares of our common stock pursuant to a broker-sponsored dividend reinvestment program at the end of each quarter from the third quarter of 2005 through the last quarter of 2008. Four Form 5’s and one Form 4 were not timely filed to report these gifts and dividend reinvestments.

INFORMATION ABOUT EXECUTIVE OFFICERS

Information concerning our executive officers is set forth below. Information concerning J. Larry Nichols is set forth under the caption “Nominees for Director For Terms Expiring in 2011.” Information concerning John Richels is set forth under the caption “Directors Whose Terms Expire in 2010.”

David A. Hager, Executive Vice President — Exploration and Production

Mr. Hager, 52, holds the position of Executive Vice President — Exploration and Production, and has been employed by the Company since March 2009. From 2007 until joining the Company as an executive officer, Mr. Hager served as a member of the Board of Directors. From 1999 to 2006, Mr. Hager was employed by Kerr-McGee Corporation, serving in various capacities, most recently as Chief Operating Officer. Mr. Hager has a Bachelor of Science degree in Geophysics from Purdue University and a Masters degree in Business Administration from Southern Methodist University.

Danny J. Heatly, Senior Vice President — Accounting and Chief Accounting Officer

Mr. Heatly, 53, holds the position of Senior Vice President — Accounting and Chief Accounting Officer. Prior to joining Devon in 1989, Mr. Heatly was associated with Peat Marwick Main & Co. (now KPMG LLP) in Oklahoma City with various duties, including Senior Audit Manager. He is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and the Oklahoma Society of Certified Public Accountants. He graduated with a Bachelor’s of Accountancy degree from the University of Oklahoma.

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R. Alan Marcum, Executive Vice President — Administration

Mr. Marcum, 42, holds the position of Executive Vice President — Administration, and has been with the Company since 1995. Prior to joining the Company, Mr. Marcum was employed by KPMG Peat Marwick (now KPMG LLP) as a Senior Auditor. He holds a Bachelor of Science degree from East Central University, majoring in Accounting and Finance. Mr. Marcum is a Certified Public Accountant and a member of the Oklahoma Society of Certified Public Accountants.

Frank W. Rudolph, Executive Vice President — Human Resources

Mr. Rudolph, 52, holds the position of Executive Vice President — Human Resources, and has been with the Company since 2007. Prior to joining Devon and since 2000, Mr. Rudolph served as Vice President Human Resources for Banta Corporation, an international printing and supply chain management company. Mr. Rudolph holds a Bachelor of Science degree in Administration from Illinois State University and a Masters degree in Industrial Relations and Management from Loyola University.

Darryl G. Smette, Executive Vice President — Marketing and Midstream

Mr. Smette, 61, holds the position of Executive Vice President — Marketing and Midstream, and has been with the Company since 1989. His marketing background includes 15 years with Energy Reserves Group, Inc./BHP Petroleum (Americas), Inc. Mr. Smette also is an oil and gas industry instructor approved by the University of Texas Department of Continuing Education. He is a member of the Oklahoma Independent Producers Association, Natural Gas Association of Oklahoma and the American Gas Association. Mr. Smette holds an undergraduate degree from Minot State University and a Master’s degree from Wichita State University.

Lyndon C. Taylor, Executive Vice President and General Counsel

Lyndon C. Taylor, 50, holds the position of Executive Vice President and General Counsel, and has been with the Company since 2005. Prior to joining Devon, Mr. Taylor was with Skadden Arps Slate Meagher & Flom LLP for 20 years, most recently as managing partner of the energy practice in Houston. He is admitted to practice law in Oklahoma and Texas. Mr. Taylor holds a Bachelor of Science degree in Industrial Engineering from Oklahoma State University and a Juris Doctorate from the University of Oklahoma.

William F. Whitsitt, Executive Vice President — Public Affairs

Mr. Whitsitt, 64, holds the position of Executive Vice President — Public Affairs, and has been with the Company since September 2008. For 11 years prior to joining Devon, Mr. Whitsitt served as a public affairs consultant in Washington, D.C. He also held the positions of president and chief operating officer for the American Exploration & Production Council (previously the Domestic Petroleum Council), the national trade association representing the largest U.S. independent exploration and production companies. Previously he served as director of Government Affairs for the law firm of Skadden Arps Slate Meagher & Flom LLP, and held the position of Vice President of worldwide Marketing and Public Affairs for Oryx Energy. Mr. Whitsitt holds a doctoral degree in Public Administration from George Washington University.

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AGENDA ITEM 3. RATIFICATION OF INDEPENDENT AUDITORS FOR 2009

The Audit Committee has appointed KPMG LLP, as our independent auditors for 2009. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. In maintaining its corporate governance practices, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification. If the appointment of KPMG LLP is not ratified by the stockholders, the Board of Directors will consider appointing another independent accounting firm for 2010.

The Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as our independent auditors for 2009.

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AGENDA ITEM 4. ADOPTION OF THE DEVON ENERGY CORPORATION
2009 LONG-TERM INCENTIVE PLAN

Subject to approval by Devon’s stockholders, Devon’s Board of Directors has approved the Devon Energy Corporation 2009 Long-Term Incentive Plan, which we sometimes refer to in this document as the “new long-term incentive plan” or the “2009 plan.”

The new long-term incentive plan authorizes the Compensation Committee of Devon’s Board of Directors to grant nonqualified and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, and Canadian restricted stock units, and performance units to selected employees. The 2009 plan also authorizes the grant of nonqualified stock options, stock appreciation rights, restricted stock units and restricted stock awards to Directors. A total of 21,500,000 shares of common stock have been authorized for award under the 2009 plan.

In 2005, Devon’s stockholders approved the Devon Energy Corporation 2005 Long-Term Incentive Plan which reserved in the aggregate 32,000,000 shares of Devon common stock to be issued to key employees and Directors. The 2005 plan allows for grants of various award types including nonqualified stock options, incentive stock options, restricted stock awards and Canadian restricted stock units. Over the three calendar years since the plan was approved, the company has granted on average approximately 2,000,000 shares underlying options and 2,800,000 restricted stock awards and Canadian restricted stock units per year. The average annual dilution rate over this period net of shares forfeited is less than 1% of common stock outstanding. As of the end of 2008, 3,275,264 shares were available for future grant under the 2005 plan. Even with Devon’s measured approach to equity compensation and low rate of dilution we do not anticipate this share reserve will be sufficient to attract and retain employees at competitive levels in 2009.

The 2009 plan is designed to allow for continued employee attraction, retention and shareholder alignment by providing the company with flexibility to make future equity compensation grants. In addition to the award types allowed under the 2005 plan, the 2009 plan allows for grants of restricted stock units. Any awards granted out of the plan other than stock options and appreciation rights will reduce the number of shares available for future grant by 1.84 shares. Shares underlying grants made under prior Devon plans that are outstanding as of the effective date of the 2009 plan but subsequently cancelled or forfeited will revert to the 2009 plan and be available for future grant. The Board of Directors will terminate the 2005 plan upon stockholder approval of the new incentive plan. A summary of the new long-term incentive plan follows and is qualified by reference to the full text of the 2009 plan, which is included in this Proxy Statement as Appendix A.

As of December 31, 2008, approximately 11,894,081 options and 6,334,643 restricted stock awards and Canadian restricted stock units were outstanding. As a result of subsequent equity grants, option exercises and cancellations, as of March 27, 2009 (the last Friday of the Company’s fiscal first quarter) Devon had approximately 11,677,656 options and 6,179,347 unvested restricted stock awards and Canadian restricted stock units outstanding. The options had a weighted average exercise price of $55.53 and weighted average term of 3.56 years.

The Board of Directors recommends a vote “FOR” the adoption of the Devon Energy Corporation 2009 Long-Term Incentive Plan.

Purpose and Key Features of the Plan

The purpose of the 2009 plan is to create incentives designed to motivate selected employees to significantly contribute toward our growth and profitability. The shares under the 2009 plan will enable us to attract and retain experienced employees who, by their positions, abilities and diligence, are able to make important contributions to our success.

The plan is designed to provide flexibility to meet our needs over two to three years in a changing and competitive environment while attempting to minimize dilution to stockholders. We do not intend to use all incentive awards at all times for each participant but will selectively grant awards primarily to achieve long-term goals. Awards will

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be granted in such a way as to align the interests of participants with those of our stockholders. The plan is very similar to the 2005 plan with three exceptions:

•	authorization of restricted stock units, which provide flexibility to grant equity to employees in some foreign jurisdictions tax-efficiently;

•	the adjustment provision for awards other than stock options or appreciation rights that reduces the number of shares available for grant by 1.84 shares, compared to 2.2 shares under the 2005 plan, for each share awarded; and

•	shares underlying grants made under prior Devon plans that are outstanding as of the effective date of the 2009 plan but subsequently cancelled or forfeited will revert to the 2009 plan and be available for future grant.

Key features of the new long-term incentive plan include:

•	a prohibition against the repricing of stock options;

•	a prohibition against granting options with an exercise price less than the fair market value of our common stock on the date of grant;

•	a provision under which shares granted as awards other than stock options or appreciation rights will be subtracted from the total shares available for award as 1.84 shares for every one share granted;

•	a maximum eight-year life for any award made under the plan; and

•	the following award limits:

•	the maximum number of shares that may be awarded in the form of options to an employee in any calendar year is 800,000;

•	the maximum number of shares that may be awarded in the form of restricted stock awards, performance units, restricted stock units and Canadian restricted stock units to an employee in any calendar year is 400,000; and

•	the Compensation Committee (composed entirely of independent Directors) administers the plan and the grant of options and restricted stock awards to the Company’s executive officers.

Administration

The new long-term incentive plan consists of three separate stock plans:

•	Non-executive officer plan: this aspect of the plan is limited to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 because they are not executive officers of the Company. The non-executive officer plan is administered by the Compensation Committee. However, the Compensation Committee may, to the extent permitted by law, delegate authority to the regular award committee to administer the non-executive officer plan. Our Chief Executive Officer and other individuals appointed by the Compensation Committee will comprise the regular award committee. Although the regular award committee may be authorized to administer the non-executive officer plan, it can only make awards within guidelines set by the Compensation Committee.

•	Executive officer plan: this aspect of the plan is limited to participants who are executive officers of the Company and who, therefore, are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934. The executive officer plan is administered exclusively by the Compensation Committee.

Except for administration and the category of participants eligible to receive awards, the terms of the non-executive officer plan and the executive officer plan are identical.

•	Non-employee Director plan: this aspect of the plan is limited to non-employee Directors of the Company and permits only grants of nonqualified stock options, stock appreciation rights, restricted stock units and restricted stock awards. The Company’s Board of Directors is responsible for selection of non-employee Directors for awards and for determination of the nature of the award. The

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Compensation Committee is responsible for the administration of awards granted to non-employee Directors.

Eligibility for Participation

Our employees are eligible to participate in the new long-term incentive plan. Subject to the provisions of the 2009 plan, the Compensation Committee has exclusive power in selecting participants from among the eligible employees. In addition, non-employee Directors are eligible to receive grants of nonqualified stock options, stock appreciation rights, restricted stock units and restricted stock awards under the 2009 plan.

Types of Awards

The new long-term incentive plan provides that any or all of the following types of awards may be granted:

•	nonqualified stock options and stock options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code;

•	stock appreciation rights (SARs);

•	restricted stock;

•	restricted stock units;

•	Canadian restricted stock units; and

•	performance units.

Stock Options.  The Compensation Committee may grant awards under the plan in the form of options to purchase shares of our common stock. The Compensation Committee will have the authority to determine the terms and conditions of each option, the number of shares subject to the option, and the manner and time of the option’s exercise.

The exercise price of an option may not be less than the fair market value of our common stock on the date of grant. The fair market value of shares of common stock subject to options is determined by the closing price as reported on the NYSE. As of March 31, 2009, the closing price of the Company’s common stock as reported on the NYSE was $44.69. A participant may pay the exercise price of an option in cash, in shares of the Company’s common stock or a combination of both, provided that the exercise price (including required withholding taxes) may be paid using shares of the Company’s common stock only to the extent such exercise would not result in a compensation expense to the Company for financial accounting purposes. The Compensation Committee may permit the exercise of stock options through a broker-dealer acting on a participant’s behalf if in accordance with procedures adopted by the Company to ensure that the arrangement will not constitute a personal loan to the participant. Unless sooner terminated, the stock options granted under the plan expire eight years from the date of the grant.

Stock Appreciation Rights.  The Compensation Committee may grant awards under the Plan in the form of SARs. A SAR permits the participant to receive an amount (in cash or common stock) equal to the number of SARs exercised by the participant multiplied by the excess of the fair market value of common stock on the exercise date over the exercise price. The exercise price of SARs granted under the Plan cannot be less than the fair market value of a share of common stock on the date the SAR is granted. The Compensation Committee will have the authority to determine the terms and conditions of each SAR, the number of shares subject to the SAR, and the manner and time payment of amounts attributable to a SAR.

Restricted Stock Awards and Units.  Shares of restricted stock and restricted stock units awarded under the plan will be subject to the terms, conditions, restrictions and/or limitations, if any, that the Compensation Committee deems appropriate, including restrictions on continued employment.

Canadian Restricted Stock Units.  The Compensation Committee may authorize the establishment of a trust for purposes of administering the grant of Canadian restricted stock units to employees of our Canadian subsidiaries and affiliated entities who perform the majority of their employment duties in Canada. The restricted stock units will have substantially the same after-tax effect for Canadian employees as the restricted stock awards described above have on United States employees. Cash contributions will be made to the trust in amounts that approximate the value

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of units awarded to participants. The trust will be authorized to purchase shares of our common stock on the open market for use in settling the Canadian restricted stock units granted under the Plan. Upon vesting, the trustee of the trust would distribute the shares of our common stock which have been allocated to a participant’s account. Due to restrictions in the Canadian Income Tax Act, the term of a Canadian restricted stock unit must be limited to three years.

Performance Units.  The Plan permits grants of performance units, which are rights to receive cash or common stock based upon the achievement of performance goals established by the Compensation Committee. Such awards are subject to the fulfillment of conditions that may be established by the Compensation Committee including, without limitation, the achievement of performance targets based upon the factors described above relating to restricted stock awards.

Award Limitations.  Subject to certain adjustment provisions, the Compensation Committee cannot grant options with respect to more than 800,000 shares of the Company’s common stock to any participant in any calendar year. In addition, and subject to certain adjustment provisions, no more than 400,000 shares of the Company’s common stock can be awarded to a participant under the Plan as restricted stock awards, performance units, restricted stock units or Canadian restricted stock units in any calendar year.

Termination of Employment

The Compensation Committee will determine the treatment of a participant’s award in the event of death, disability, retirement or termination of employment for an approved reason. If a participant’s employment is terminated for any other reason, all unvested awards will terminate (unless the participant’s award agreement provides otherwise) and the Compensation Committee will provide in the award agreement the terms of exercise/payment of vested awards.

Amending the New Long-Term Incentive Plan

The Company’s Board of Directors may amend the new long-term incentive plan at any time. The Company’s Board of Directors may not, however, without Devon stockholder approval,

•	adopt any amendment that would increase the maximum number of shares that may be granted under the 2009 plan (except for certain anti-dilution adjustments),

•	materially modify the 2009 plan’s eligibility requirements, or

•	materially increase the benefits provided to participants under the 2009 plan. Amendments to award agreements that would have the effect of repricing participants’ options are prohibited.

Change in Control Event

The Compensation Committee is authorized to provide in the award agreements for the acceleration of any unvested portion of any outstanding awards under the 2009 plan upon a change of control event.

New Plan Benefits

To date, no awards have been made under the new long-term incentive plan.

Automatic Adjustment Features

The 2009 plan provides for the automatic adjustment of the number and kind of shares available under it, and the number and kind of shares subject to outstanding awards in the event our common stock is changed into or exchanged for a different number or kind of shares of stock or other securities of Devon or another corporation, or if the number of shares of our common stock is increased through a stock dividend. The 2009 plan also provides that the Compensation Committee may adjust the number of shares available under the 2009 plan and the number of shares subject to any outstanding awards if, in the Compensation Committee’s opinion, any other change in the number or kind of shares of outstanding common stock equitably requires such an adjustment.

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U.S. Federal Tax Treatment

Incentive Stock Option Grant/Exercise.  A participant who is granted an incentive stock option does not realize any taxable income at the time of grant or at the time of exercise (except for alternative minimum tax). Similarly, we are not entitled to a deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option or one year from the date of the exercise of such shares by the participant, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, we will not be entitled to any deduction for federal income tax purposes.

Nonqualified Stock Option and Stock Appreciation Right Grant/Exercise.  A participant who is granted a nonqualified stock option or stock appreciation right does not have taxable income at the time of grant. Taxable income occurs at the time of exercise in an amount equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. We are entitled to a corresponding deduction for the same amount.

Restricted Stock Awards.  A participant who has been granted an award in the form of restricted stock will not realize taxable income at the time of grant, and we will not be entitled to a deduction at the time of grant, assuming that the restrictions constitute a substantial risk of forfeiture for U.S. income tax purposes. When such restrictions lapse, the participant will receive taxable income (and have tax basis in the shares) in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and we will be entitled to a corresponding deduction. The participant may elect to include the value of his restricted stock award as income at the time it is granted under Section 83(b) of the Code, and we will take a corresponding income tax deduction at such time.

Restricted Stock Units.  A participant who has been granted an award in the form of restricted stock units will not realize taxable income at the time of grant, and we will not be entitled to a deduction at the time of grant, assuming that the restrictions constitute a substantial risk of forfeiture for U.S. income tax purposes. When such restrictions lapse, the participant will receive taxable income in an amount equal to the fair market value of the shares at such time and we will be entitled to a corresponding deduction.

Section 162(m) of the Code.  Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its principal executive officer and any of its three other most highly compensated officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations thereunder, the Company’s ability to deduct compensation expense generated in connection with the exercise of stock options and stock appreciation rights granted under the plan should not be limited by Section 162(m) of the Code.

Canadian Tax Treatment

Stock Options.  A participant who is granted a stock option does not have taxable income on the date of grant. Instead, tax liability is deferred until the time that the stock option is exercised. At the time of exercise, the participants are subject to tax on the difference between the value of the underlying shares acquired on the exercise of the stock option and the exercise price paid to acquire the shares. Generally, the participant will only be taxed on 50% of the difference in value. However, in certain circumstances, participants may also defer the recognition of this income until disposition of the shares. We will not be entitled to a deduction for Canadian tax purposes.

Canadian Restricted Stock Units.  A participant who is granted a Canadian restricted stock unit will not have taxable income at the time of grant. Taxable income will instead occur as the participant becomes vested and shares of common stock are distributed to the participant. We will be entitled to a deduction for the payments made to the trust. However, the deduction will be deferred to the year in which the shares are vested and distributed to the participants.

Commitment Runs Deep

AGENDA ITEM 5. STOCKHOLDER PROPOSAL FOR A DIRECTOR ELECTION MAJORITY VOTE STANDARD

The United Brotherhood of Carpenters and Joiners of America (the “UBCJA”), located at 101 Constitution Avenue, N.W., Washington, D.C., 20001, has notified Devon that it intends to present the resolution set forth below at the Annual Meeting for action by the stockholders. The UBCJA’s supporting statement for the resolution, along with the Board of Directors’ statement in opposition is set forth below. As of December 19, 2008, the UBCJA owned 7,065 shares of Devon common stock. Proxies solicited on behalf of the Board of Directors will be voted “AGAINST” this proposal unless stockholders specify a contrary choice in their proxies.

Resolved: That the shareholders of Devon Energy Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement:  In order to provide shareholders a meaningful role in director elections, our Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Our Company presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, a strong majority of the nation’s leading companies, including Intel, General Electric, Motorola, Hewlett-Packard, Morgan Stanley, Wal-Mart, Home Depot, Gannett, Marathon Oil, and Safeway have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. However, our Company has responded only partially to the call for change, simply adopting a post-election director resignation policy that sets procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. The plurality vote standard remains in place.

We believe that a post-election director resignation policy without a majority vote standard in Company bylaws or articles is an inadequate reform. The critical first step in establishing a meaningful vote policy is the adoption of a majority vote standard. With a majority vote policy in place, the Board can then consider action on developing post-election procedures to address the status of directors that fail to win election. A majority vote standard combined with a post-election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the Board an important post-election role in determining the continued status of an unelected director. We feel that this combination of the majority vote standard with a post-election policy represents a true majority vote standard.”

The Board of Directors recommends a vote “AGAINST” the proposal for a Director election majority vote standard for these reasons:

Opposition Statement of the Company:  The Board of Directors believes that adherence to sound corporate governance policies and practices is important to ensuring that the Company is governed and managed with the highest standards of responsibility, ethics and

Commitment Runs Deep

integrity and in the best interests of its stockholders.

Devon is incorporated under the laws of Delaware, and stockholders currently elect its directors by plurality voting. Plurality voting is the default standard under Delaware law and has long been the accepted standard among most public companies. Consequently, the rules governing plurality voting are well established and understood. The Board is cognizant of recent developments with respect to majority voting in the election of directors, and in fact has already addressed the concerns expressed in the proposal. In 2005 the Board adopted a policy (Director Resignation Policy) which is set forth in the Company’s Corporate Governance Guidelines at www.devonenergy.com/CorporateGovernance. Under the Director Resignation Policy any director nominee in an uncontested election who receives a greater number of votes “withheld” than votes “for” such election shall submit his or her offer of resignation. The Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board recently adopted an amendment to the Company’s Bylaws that incorporates this policy.

We believe that the Director Resignation Policy provides stockholders a meaningful and significant voice in the election of directors, while preserving the Board’s ability to exercise its independent judgment in a way that best serves the interests of both the Company and the stockholders — on a case-by-case basis. By allowing stockholders to express their preferences regarding director nominees, the Director Resignation Policy already accomplishes the primary objective of the stockholder proposal, thereby making the adoption of a majority vote standard unnecessary. Stockholders of many public companies have rejected similar stockholder proposals when those companies followed a policy similar to the Director Resignation Policy.

The shareholder proposal’s characterization of our plurality voting standard, particularly the statement that a director could be elected with a single vote, is highly unrealistic. In fact, in the past 10 years, the average affirmative vote for directors has been greater than 98% of the shares voted through the plurality voting process with no director receiving less than 97% of the votes cast. As a result, the adoption of a majority voting standard would not have affected the outcome of the elections in any of these years. Not only have our Directors historically received very high levels of support, but, in addition, we maintain a strong director nomination and election process. The nomination and election process has been instrumental in the construction of a Board that is comprised of highly qualified directors from diverse backgrounds, and currently, with the exception of the Chairman and the President, all Directors are independent as defined under the New York Stock Exchange listing standards. Since our stockholders have a history of electing highly qualified and independent directors using a plurality voting system, a change in the director election process is not necessary to improve the Company’s corporate governance.

In evaluating this proposal, the Board has currently determined that the Director Resignation Policy incorporated in the Company’s Bylaws and our Corporate Governance Guidelines allow the Board to consider and address stockholder concerns without creating undue uncertainty. In contrast, the shareholder proposal does not address what would occur if a candidate fails to receive the requisite majority vote. Under Delaware law and Devon’s Bylaws, the possible scenarios include an incumbent director remaining in office until a successor is elected and qualified, the Board of Directors electing a director to fill a vacancy, or the position remaining vacant. All of these alternatives, in the view of Devon’s Board of Directors, are less desirable than the election of directors by plurality vote.

Similar shareholder proposals were made in connection with the 2004 and 2005 Annual Meetings. In both 2004 and 2005, Devon’s Board of Directors recommended a vote against the proposal as the Board believed it would not improve Devon’s corporate governance and was not in the best interest of Devon’s stockholders. In 2004, the proposal failed overwhelmingly with a 90% vote against the proposal. In 2005, Devon’s Board adopted the Director Resignation Policy as an amendment to the Corporate Governance

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Guidelines and the proposal was then considered moot and not presented at the meeting. Now, with the recent adoption of the amendment to its Bylaws, the Company has strengthened its position in support of the Director Resignation Policy.

Finally, to further enhance director accountability to stockholders, in 2008 the Board of Directors recommended, and the stockholders approved, an amendment to the Company’s Restated Certificate of Incorporation to eliminate the classified board structure. Following the transition period provided for by the amendment, all Directors of Devon will stand for election each year beginning with the 2011 Annual Meeting.

We are committed to strong corporate governance and it is our fiduciary duty to act in the best interests of our stockholders. We demonstrated this by the adoption of the Director Resignation Policy and the declassification of our Board. However, we will continue to monitor the majority vote issue and may take additional steps in the future consistent with our commitment to act in the best interests of our stockholders. The proposal at issue would not further enhance the ability of stockholders to impact the outcome of director elections, and, for that and the reasons presented above, we do not believe that the proposal is in the best interests of the Company or its stockholders.

For the foregoing reasons, the Board of Directors recommends a vote “AGAINST” the proposal for a Director election majority vote standard.

Commitment Runs Deep

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINEES

Any stockholder desiring to present a proposal for inclusion in our Proxy Statement for our 2010 Annual Meeting of Stockholders must present the proposal to our Corporate Secretary not later than December 25, 2009. Only those proposals that comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 will be included in our Proxy Statement for the 2010 Annual Meeting. Written notice of stockholder proposals submitted outside the process of Rule 14a-8 for consideration at the 2010 Annual Meeting of Stockholders, but not included in our Proxy Statement, must be received by our Corporate Secretary between February 3, 2010 and March 5, 2010 in order to be considered timely, and must otherwise comply with the provisions of our Bylaws. The Chairman of the 2010 Annual Meeting may determine that any proposal for which we did not receive timely notice shall not be considered at the 2010 Annual Meeting. If, in the discretion of the Chairman, any such proposal is to be considered at the meeting, the persons designated in our Proxy Statement shall be granted discretionary authority with respect to the untimely stockholder proposal.

OTHER MATTERS

Our Board of Directors knows of no other matter to come before the meeting other than that set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies as they deem advisable in accordance with their best judgment.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Janice A. Dobbs
Oklahoma City, Oklahoma	Vice President — Corporate Governance
April 24, 2009	and Corporate Secretary

Commitment Runs Deep

Appendix A

Devon Energy Corporation

2009 Long-Term Incentive Plan

ARTICLE I
PURPOSE

SECTION 1.1 Purpose.  The 2009 Devon Energy Corporation Long-Term Incentive Plan is established by Devon Energy Corporation (the “Company”) to create incentives designed to provide meaningful share ownership opportunities that align Participants’ long-term interests with those of our stockholders, emphasize long-term performance results, and promote retention of Participants. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Restricted Stock Units, Canadian Restricted Stock Units, Performance Units and SARs to Eligible Employees and the grant of Nonqualified Stock Options, SARs, Restricted Stock Awards and Restricted Stock Units to Eligible Directors, subject to the conditions set forth in the Plan. The Plan is designed to provide flexibility to meet the needs of the Company in a changing and competitive environment while minimizing dilution to the Company’s stockholders. The Company does not intend to use all incentive vehicles at all times for each Participant but will selectively grant Awards to achieve long-term goals.

SECTION 1.2 Establishment.  The Plan is effective June 3, 2009 and for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled. The Plan is subject to the approval by the holders of a majority of the outstanding shares of Common Stock present, or represented and entitled to vote at a meeting called for such purpose, which approval must occur within the period ending twelve months after the date the Plan is approved by the Board. No Awards may be granted under the Plan prior to the receipt of stockholder approval.

SECTION 1.3 Shares Subject to the Plan.  Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 21,500,000 shares of Common Stock. Shares of Common Stock covered by an Award under prior Devon Energy Corporation long-term incentive plans, including assumed plans, which are forfeited, cancelled, or expire after the effective date of this Plan shall be added to the shares of Common Stock authorized for issuance under this Plan. Any shares granted as Options or SARs shall be counted against this limit as one share for each share granted. Any shares granted under Awards other than Options or SARs shall be counted against this limit as 1.84 shares for each share granted. Provided further, that a maximum of 21,500,000 shares of the total authorized under this Section 1.3 may be granted as Incentive Stock Options. The limitations of this Section 1.3 shall be subject to adjustment pursuant to Article XI. The number of shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of shares which then remain available for issuance under the Plan. The Company shall, at all times, reserve and keep available sufficient shares to satisfy the requirements of the Plan during the term of the Plan.

ARTICLE II
DEFINITIONS

SECTION 2.1 “Account” means the recordkeeping account established by the Company which will be utilized to track an Award of Canadian Restricted Stock Units, Performance Units or Restricted Stock Units to a Participant.

SECTION 2.2 “Affiliated Entity” means any partnership or limited liability company in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

SECTION 2.3 “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit, Canadian Restricted Stock Unit, Performance Unit or SAR granted under the Plan to an Eligible Employee by the Committee or any Nonqualified Stock Option, SAR, Restricted Stock Award or Restricted Stock Unit granted under the Plan to an Eligible Director by the Board pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

SECTION 2.4 “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

SECTION 2.5 “Board” means the Board of Directors of the Company.

SECTION 2.6 “Canadian Employee Benefit Plan” has the meaning set out under Article VIII of the Plan.

SECTION 2.7 “Canadian Employee Benefit Trust” has the meaning set out under Article VIII of the Plan.

SECTION 2.8 “Canadian Restricted Stock Unit” means the Awards under Article VIII of the Plan authorized for grant to Eligible Employees of one of the Company’s Canadian Subsidiaries or Affiliated Entities.

SECTION 2.9 “Change in Control Event” means the occurrence of any one of the following events:

(i) the Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(ii) any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange of Act of 1934 (the “Act”)), directly or indirectly, of Company securities representing 30% or more of either (x) the Company’s outstanding shares of common stock or (y) the combined voting power of the Company’s then outstanding securities eligible to vote in the election of directors (each, “Company Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control Event by virtue of any of the following acquisitions or transactions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction;

(iii) the consummation of a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an Affiliate (a “Sale”), unless:

(A) immediately following the consummation of the Reorganization or Sale, the holders of the Company’s shares of common stock hold or receive in such Reorganization or hold more than 50% of each of the outstanding common stock and the total voting power of securities eligible to vote in the election of directors of (x) the corporation resulting from such Reorganization or the corporation that has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”),

(B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes, as a result of the Reorganization or Sale, the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of common stock or the total voting power of the outstanding voting securities eligible to vote in the election of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and

(C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale;

(any Reorganization or Sale that satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control Event shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of Company Securities due to the Company’s acquisition of Company Securities that reduces the number of Company Securities outstanding; provided, however, if, following such acquisition by the Company, such person becomes the beneficial owner of additional Company Securities that increases the percentage of outstanding Company Securities beneficially owned by such person, a Change in Control shall then occur. In addition, if a Change in Control Event occurs pursuant to paragraph 2.9(ii) above, no additional Change in Control Event shall be deemed to occur pursuant to paragraph 2.9(ii) by reason of subsequent changes in holdings by such person (except if the holdings by such person are reduced below 30% and thereafter increase to 30% or above).

Provided, however, solely with respect to any Award that the Committee determines to be subject to Section 409A of the Code, the provisions of Section 409A and the regulations promulgated thereunder shall define a “Change in Control Event” for purposes of such Award.

For purposes of Awards granted to employees of Devon Canada Corporation, the Committee may, pursuant to the Award Agreement, define a “change in control event” to include a change in control of Devon Canada Corporation as the Committee determines.

SECTION 2.10 “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

SECTION 2.11 “Committee” shall have the meaning set forth in Section 3.1.

SECTION 2.12 “Common Stock” means the common stock, par value $.10 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article XI.

SECTION 2.13 “Compensation Committee” means the Compensation Committee of the Board.

SECTION 2.14 “Date of Grant” means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

SECTION 2.15 “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Committee.

SECTION 2.16 “Eligible Director” means any member of the Board who is not an employee of the Company, an Affiliated Entity or any Subsidiary.

SECTION 2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

SECTION 2.18 “Executive Officer Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

SECTION 2.19 “Fair Market Value” means (A) during such time as the Common Stock is listed upon the New York Stock Exchange or any other established stock exchange, the closing price of the Common Stock as reported by such stock exchange on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange that day, on the following day on which there was a sale of such Common Stock, or (B) during any such time as the Common Stock is not listed upon an established stock exchange, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc., or (C) during any such time as the Common Stock cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser.

SECTION 2.20 “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

SECTION 2.21 “Incumbent Directors” means the members of the Company’s Board of Directors on the Effective Date; provided, however, that (x) any person becoming a director and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed an Incumbent Director, and (y) no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act (“Election Contest”)) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; provided further, however, that when two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of Company securities, such partnership, syndicate or group shall be deemed a “person” for purposes of this definition.

SECTION 2.22 “Non-Executive Officer Participants” means Participants who are not subject to the provisions of Section 16 of the Exchange Act.

SECTION 2.23 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

SECTION 2.24 “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

SECTION 2.25 “Participant” means an Eligible Employee of the Company, a Subsidiary, or an Affiliated Entity to whom an Award has been granted by the Committee or an Eligible Director to whom an Award has been granted by the Board under the Plan.

SECTION 2.26 “Performance Units” means those monetary units that may be granted to Eligible Employees pursuant to Article IX hereof.

SECTION 2.27 “Plan” means Devon Energy Corporation 2009 Long-Term Incentive Plan.

SECTION 2.28 “Regular Award Committee” means a committee comprised of the individual who is the Company’s chief executive officer and such additional members, if any, as shall be appointed by the Compensation Committee.

SECTION 2.29 “Restricted Stock Award” means an Award granted to an Eligible Employee or Eligible Director under Article VI of the Plan.

SECTION 2.30 “Restricted Stock Unit” means an Award granted to an Eligible Employee or Eligible Director under Article VII of the Plan.

SECTION 2.31 “Restriction Period” means the period when a Restricted Stock Award or Restricted Stock Unit is subject to forfeiture based upon continued employment over a period of time, the achievement of performance criteria, the occurrence of other events and/or the satisfaction of nondisclosure and protection of business provisions as determined by the Committee, in its discretion.

SECTION 2.32 “SAR” means a stock appreciation right granted to an Eligible Employee or Eligible Director under Article X of the Plan.

SECTION 2.33 “Secretary” means the corporate secretary of the Company duly elected by the Board.

SECTION 2.34 “Subsidiary” shall have the same meaning set forth in Section 424 of the Code.

ARTICLE III
ADMINISTRATION

SECTION 3.1 Administration of the Plan by the Committee.  For purposes of administration, the Plan shall be deemed to consist of three separate stock incentive plans, a “Non-Executive Officer Participant Plan” which is limited to Non-Executive Officer Participants, an “Executive Officer Participant Plan” which is limited to Executive Officer Participants and a “Non-Employee Director Participant Plan” which is limited to Eligible Directors. Except for administration and the category of Eligible Employees eligible to receive Awards, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical. The Non-Employee Director Plan has other variations in terms and only permits the grant of Nonqualified Stock Options, SARs, Restricted Stock Awards and Restricted Stock Units.

The Non-Executive Officer Participant Plan shall be administered by the Compensation Committee. The Compensation Committee may, at its discretion, delegate authority to the Regular Award Committee to administer the Non-Executive Officer Participant Plan to the extent permitted by applicable law, rule or regulation. The Regular Award Committee may only act within guidelines established by the Compensation Committee. The Executive Officer Participant Plan shall be administered by the Compensation Committee. With respect to the Non-Executive Officer Participant Plan and to decisions relating to Non-Executive Officer Participants, including the grant of Awards, the term “Committee” shall mean the Compensation Committee, and refer to the Regular Award Committee as authorized by the Compensation Committee; and with respect to the Executive Officer Participant Plan and to decisions relating to the Executive Officer Participants, including the grant of Awards, the term “Committee” shall mean only the Compensation Committee.

Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a) Select Eligible Employees to participate in the Plan.

(b) Determine the time or times when Awards will be made.

(c) Determine the form of an Award, whether an Option, Restricted Stock Award, Restricted Stock Unit, Canadian Restricted Stock Unit, Performance Unit or SAR, the number of shares of Common Stock, Canadian Restricted Stock Units, Restricted Stock Units or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement.

(d) Determine whether Awards will be granted singly or in combination.

(e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

(f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

SECTION 3.2 Administration of Grants to Eligible Directors.  The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, SARs, Restricted Stock Units or shares of Restricted Stock awarded to Eligible Directors selected for participation. The Compensation Committee shall administer all other aspects of the Awards made to Eligible Directors.

SECTION 3.3 Compensation Committee to Make Rules and Interpret Plan.  The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

ARTICLE IV
GRANT OF AWARDS

SECTION 4.1 Grant of Awards.  Awards granted under this Plan shall be subject to the following conditions:

(a) Subject to Article XI, the aggregate number of shares of Common Stock made subject to the grant of Options or SARs to any Eligible Employee in any calendar year may not exceed 800,000.

(b) Subject to Article XI, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards, Restricted Stock Units, Canadian Restricted Stock Units and Performance Unit Awards to any Eligible Employee in any calendar year may not exceed 400,000.

(c) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise or are exchanged in the Committee’s discretion for Awards not involving Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3. Shares of Common Stock which are (i) tendered in payment of an Option, (ii) tendered or withheld in payment of taxes or repurchased using Option proceeds, or (iii) not issued or delivered as a result of the net settlement of an outstanding SAR or Option, shall not be added back to the shares authorized under Section 1.3.

(d) Common Stock delivered by the Company in payment of an Award authorized under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(e) The Compensation Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(f) The Compensation Committee shall from time to time establish guidelines for the Regular Award Committee regarding the grant of Awards to Eligible Employees.

(g) Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

(h) Restricted Stock Awards, Restricted Stock Units and Canadian Restricted Stock Units which vest based upon the Participant’s continued employment shall be limited in such a way that, except in the case of termination due to death, disability, or an approved reason, or the occurrence of a Change in Control Event, (i) no portion of the Award will vest prior to the first anniversary of the Date of Grant; (ii) up to one-third of the shares subject to the Award is eligible to vest on or after the first anniversary of the Date of Grant; (iii) up to an additional one-third of the shares subject to the Award is eligible to vest on or after the second anniversary of the Date of Grant; and (iv) up to an additional one-third of the shares subject to the Award is eligible to vest on or after the third anniversary of the Date of Grant.

(i) Restricted Stock Awards, Restricted Stock Units and Canadian Restricted Stock Units which vest based upon performance standards shall require that, except in the case of termination due to death, disability, or an approved reason, or the occurrence of a Change in Control Event, the holder must remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for at least one year from Date of Grant.

(j) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not, without stockholder approval, be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs.

(k) Eligible Directors may only be granted Nonqualified Stock Options, SARs, Restricted Stock Awards or Restricted Stock Units under this Plan.

(l) Subject to Article XI, the aggregate number of shares of Common Stock made subject to the grant of Nonqualified Stock Options or SARs to any individual Eligible Director in any calendar year may not exceed 30,000.

(m) Subject to Article XI, in no event shall more than 15,000 shares of Restricted Stock Awards or Restricted Stock Units be awarded to any individual Eligible Director in any calendar year.

(n) The maximum term of any Award shall be eight years.

ARTICLE V
STOCK OPTIONS

SECTION 5.1 Grant of Options.  The Committee may grant Options to Eligible Employees, subject to the provisions of the Plan and such other terms and conditions as it may determine. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.

SECTION 5.2 Conditions of Options.  Each Option so granted shall be subject to the following conditions:

(a) Exercise Price.  As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

(b) Form of Payment.  The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; or (iii) a combination of the foregoing. In addition to the foregoing, the Committee may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Committee.

(c) Exercise of Options.  Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by notice to the Secretary of such exercise stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(d) Other Terms and Conditions.  Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business provisions.

(e) Special Restrictions Relating to Incentive Stock Options.  Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary.

(f) Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g) Stockholder Rights.  Participants shall not have any rights as a stockholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

SECTION 5.3 Cash Out Rights.  With respect to any Options granted to Eligible Employees pursuant to Section 5.1, the Committee may include in the Eligible Employee’s Award Agreement the right to surrender the Option once vested. In the event that an Option surrender right is authorized, the Award Agreement shall provide that, upon the vesting of an Option, the holder thereof shall be entitled to, at his or her option:

(a) Exercise such Option, in whole or in part, in accordance with the procedures specified in Section 5.2; or

(b) Surrender such Option, in whole or in part, by notice to the Secretary of such surrender stating the election to surrender in the form and manner determined by the Committee and a request for payment of the Cash-Out Amount where:

“Cash-Out Amount” means an amount of cash equal to the amount by which the aggregate Fair Market Value of the Common Stock subject to the Option exceeds the aggregate Exercise Price under the Option.

Payment of the Cash-Out Amount shall be made in shares of Common Stock or cash as established by the Committee in the Award Agreement.

ARTICLE VI
RESTRICTED STOCK AWARDS

SECTION 6.1 Grant of Restricted Stock Awards.  The Committee may grant a Restricted Stock Award to any Eligible Employee, subject to the provisions of the Plan and such other terms and conditions as it may determine. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. The Board may grant a Restricted Stock Award to an Eligible Director, subject to the provisions of the Plan and such other terms and conditions as it may determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

SECTION 6.2 Conditions of Restricted Stock Awards.  The grant of a Restricted Stock Award shall be subject to the following:

(a) Restriction Period.  Subject to Sections 4.1(h) and (i), the Committee shall determine the Restriction Period(s) that apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. At the end of the Restriction Period, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof.

(b) Restriction on Transfer.  The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c) Stockholder Rights.  During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a stockholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

ARTICLE VII
RESTRICTED STOCK UNITS

SECTION 7.1 Grant of Restricted Stock Units.  The Committee may grant Restricted Stock Units to any Eligible Employee, subject to the provisions of the Plan and such other terms and conditions as it may determine. The Board may grant Restricted Stock Units to an Eligible Director, subject to the provisions of the Plan and such other terms and conditions as it may determine. Restricted Stock Units shall be similar to Restricted Stock Awards except that no shares of Common Stock are actually awarded to the Participant on the Date of Grant. Restricted Stock Units shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine.

SECTION 7.2 Conditions of Restricted Stock Units.  The grant of a Restricted Stock Unit shall be subject to the following:

(a) Restriction Period.  Subject to Sections 4.1(h) and (i), the Committee shall determine the Restriction Period(s) that apply to the shares of Common Stock covered by each Award of Restricted Stock Units or portion thereof. At the end of the Restriction Period, the restrictions imposed by the Committee shall lapse and the Award shall be paid as specified in Section 7.2(c) below.

(b) Restriction on Transfer.  Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee, or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise.

(c) Form of Payment.  Restricted Stock Units shall be paid in cash, shares of Common Stock, or a combination of cash and shares as established by the Committee in the Award Agreement, no later than 75 days after the lapse of the Restriction Period unless otherwise required by applicable law.

(d) Stockholder Rights.  Participants shall not have any rights as a stockholder of the Company with respect to an Award of Restricted Stock Units.

ARTICLE VIII
CANADIAN RESTRICTED STOCK UNITS

SECTION 8.1 Establishment.  The Committee may authorize the establishment of an employee benefit plan (a “Canadian Employee Benefit Plan”) which shall be considered as a part of this Plan for the purpose of providing benefits to Eligible Employees of one of the Company’s Canadian Subsidiaries or Affiliated Entities. Benefits granted in the Canadian Employee Benefit Plan will take the form of Canadian Restricted Stock Units having substantially the same income tax consequences for such Canadian Eligible Employees as would Restricted Stock Awards granted by the Company to Eligible Employees who are residents of the United States. The Committee may further authorize the establishment of an employee benefit trust (a “Canadian Employee Benefit Trust”) for the purpose of holding the assets of the Canadian Employee Benefit Plan and shall appoint one or more persons who are residents of Canada to act as trustees of the Canadian Employee Benefit Trust.

SECTION 8.2 Grant of Awards and Contributions to Canadian Employee Benefit Trust.  The Committee may grant to Eligible Employees, Canadian Restricted Stock Units entitling such Eligible Employees to an interest in the assets of the Canadian Employee Benefit Trust in such form that it determines necessary to comply with applicable Canadian tax law requirements, subject to the terms of the Canadian Employee Benefit Plan and such other terms and conditions as it may determine. Each Award of Canadian Restricted Stock Units shall be evidenced by an Award Agreement and such Award Agreement shall contain the terms and conditions of the Award subject to the provisions of the Canadian Employee Benefit Plan. At the time of granting an Award of Canadian Restricted Stock Units, the Committee may authorize the Company or any of its Canadian Subsidiaries or Affiliated Entities to make cash contributions to the Canadian Employee Benefit Trust, with such contributions to be used as specified in the Canadian Employee Benefit Plan, including for the purpose of acquiring shares of Common Stock of the Company on the open market through the facilities of a stock exchange. The Committee shall designate, at the time of making any contribution in respect of a Participant, when the shares of Common Stock of the Company which are acquired with the contribution pursuant to the terms of the Canadian Employee Benefit Plan are to vest pursuant to the applicable Award Agreement, and shall inform the trustees of the same.

SECTION 8.3 Holding of Shares of Common Stock in Trust.  Subject to the specific provisions of the Canadian Employee Benefit Plan, upon completion of any purchases of shares of Common Stock of the Company by the trustees, the trustees shall immediately notionally allocate such shares to an account in respect of each Participant in proportion to the contributions received in respect of each Participant in the preceding month. The Trustees shall hold the shares in trust in the name of the trustee, until such time as: (i) the Canadian Restricted Stock Units granted to Participants are vested, in accordance with the vesting conditions designated by the Committee in the Award Agreement, or (ii) the Canadian Restricted Stock Units are forfeited by Eligible Employees as provided in the Canadian Employee Benefit Plan.

SECTION 8.4 Conditions of Awards.  Each Award of Canadian Restricted Stock Units shall be subject to the following general conditions (with the specific details to be determined by the Company upon establishment of the Canadian Employee Benefit Plan):

(a) Vesting Period.  The Committee shall establish in the Award Agreement the vesting periods applicable to a grant of Canadian Restricted Stock Units, subject to compliance with the timing requirements specified in Section 8.4(b).

(b) Settlement in Stock.  Upon satisfaction of the vesting requirements established by the Committee, the Committee will authorize the trustees to distribute the shares of the Common Stock of the Company which have been allocated to such Participant’s account to the Participant.

Participants will not be entitled to receive cash in settlement of an Award of a Canadian Restricted Stock Unit. The Company, its Canadian Subsidiaries or Affiliated Entities, and the trustees may withhold from any amount payable to an Eligible Employee, either under the Canadian Employee Benefit Plan, or otherwise, such amount as may be necessary so as to ensure compliance with the applicable provisions of any federal, provincial or local law relating to the withholding of tax or other required deductions. For greater certainty and notwithstanding any other provision of the Canadian Employee Benefit Plan, all amounts payable to, or in respect of, a Participant under the Canadian Employee Benefit Plan shall be paid within three years following the end of the year in respect of which the Award of Canadian Restricted Stock Units was made.

(c) Rights of Stockholders.  Prior to the date the shares of Common Stock are distributed by the trustees, Participants will have no rights to the shares of Common Stock and no rights as stockholders of the Company with respect to the shares of Common Stock held by the Canadian Employee Benefit Trust related to an Award. Title and all incidents of beneficial ownership of the shares of Common Stock will remain with the trustees while the shares are held in trust.

(d) Additional Awards.  The Committee may authorize the Company or its Canadian Subsidiaries or Affiliated Entities to grant an additional Award to the Participant equal to the dividend that the Participant would have received had the Award been made with the underlying shares of Common Stock directly, rather than in Canadian Restricted Stock Units.

ARTICLE IX
PERFORMANCE UNITS

SECTION 9.1 Grant of Awards.  The Committee may grant Performance Units to Eligible Employees, subject to the provisions of the Plan and such other terms and conditions as it may determine. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and Eligible Employee, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 9.2.

SECTION 9.2 Conditions of Awards.  Each Award of Performance Units shall be subject to the following conditions:

(a) Establishment of Award Terms.  Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

(b) Achievement of Performance Goals.  The Committee shall establish performance targets for each Award for a period of no less than a year. The Committee shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Committee no later than 75 days after the vesting date of the Award unless otherwise required by applicable law.

ARTICLE X
STOCK APPRECIATION RIGHTS

SECTION 10.1 Grant of SARs.  The Committee may grant a SAR to any Eligible Employee, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine. The Board may grant a SAR to any Eligible Director, subject to the provisions of the Plan and subject to other terms and conditions as the Board may determine. SARs may be granted as an independent Award separate from an Option or granted in tandem with an Option, subject to the limitations of Section 10.3. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

SECTION 10.2 Exercise and Payment.  SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock or cash as established by the Committee in the Award Agreement.

SECTION 10.3 Tandem Awards.  SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem award is automatically terminated. In the event a SAR is granted in tandem with an Incentive Stock Option, the Committee shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code.

ARTICLE XI
STOCK ADJUSTMENTS

SECTION 11.1 Stock Adjustments.  In the event that the shares of Common Stock, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan (including those held in the Canadian Employee Benefit Trust), and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article XI and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article XI which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

ARTICLE XII
GENERAL

SECTION 12.1 Amendment or Termination of Plan.  The Board may alter, suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not, without stockholder approval, adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article XI), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

SECTION 12.2 Termination of Employment; Termination of Service.  If an Eligible Employee’s employment with the Company, a Subsidiary, or an Affiliated Entity terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Eligible Employee’s Award Agreement provides otherwise. The Compensation Committee shall (i) determine what events constitute disability, retirement or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of death, disability, retirement, or termination for an approved reason. The Committee shall also determine the method, if any, for accelerating the vesting or exercisability of any Awards, or providing for the exercise of any unexercised Awards in the event of an Eligible Employee’s death, disability, retirement, or termination for an approved reason.

In the event an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Board. The Eligible Director shall have a period of three years following the date he ceases to be a director to exercise any Nonqualified Stock Options or SARs which are otherwise exercisable on his date of termination of service.

SECTION 12.3 Nontransferability of Awards.  Awards may be exercised during the lifetime of the Participant only by the Participant. More particularly (but without limiting the generality of the foregoing), an Award shall not be assigned, transferred (except as provided above), pledged or hypothecated in any way whatsoever, shall not be assigned by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the award contrary to the provisions hereof, shall be null and void and without effect. However, in the event of a Participant’s death, an Award may be transferred in accordance with the provisions of a Participant’s will, the applicable laws of descent and distribution or, with respect to Awards other than Incentive Stock Options, a beneficiary designation that is in a form approved by the Committee and in compliance with the provisions of this Plan and the applicable Award Agreement.

SECTION 12.4 Withholding Taxes.  Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

SECTION 12.5 Change of Control.  Notwithstanding any other provision in this Plan to the contrary, Awards granted under the Plan to any Eligible Employee or Eligible Director may, in the discretion of the Committee, provide in the Award Agreement that such Awards shall be immediately vested, fully earned and exercisable upon the occurrence of a Change in Control Event.

SECTION 12.6 Amendments to Awards.  Subject to the limitations of Article IV, such as the prohibition on repricing of Options, the Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.

SECTION 12.7 Regulatory Approval and Listings.  The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following approval by the stockholders of the Company of the Plan as provided in Section 1.2 of the Plan, and keep continuously effectively, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

(a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(c) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

SECTION 12.8 Right to Continued Employment.  Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

SECTION 12.9 Beneficiary Designation.  In the event of the death of a Participant, the portion of the Participant’s Award with respect to which vesting dates have occurred shall be paid to the then surviving beneficiary designated by the Participant, and if there is no beneficiary then surviving or designated, then such benefits will automatically be paid to the estate of the Participant.

SECTION 12.10 Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

SECTION 12.11 Construction.  Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SECTION 12.12 Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except as superseded by applicable federal law.

SECTION 12.13 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 12.14 Other Laws.  The Committee may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

SECTION 12.15 Section 409A Considerations.  In the event the Committee grants to a Participant an Award that is subject to Section 409A of the Code, the Award Agreement shall contain such terms as are necessary to satisfy the documentary requirements imposed by Section 409A of the Code and the regulations promulgated thereunder at the time the Award is granted.

SECTION 12.16 No Trust or Fund Created.  Except as provided in the Canadian Employee Benefit Plan for the creation of the Canadian Employee Benefit Trust, neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

Devon Energy Corporation
20 North Broadway
Oklahoma City, OK 73102

DEVON ENERGY CORPORATION
20 NORTH BROADWAY
OKLAHOMA CITY, OK 73102
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	M12683-#1596	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DEVON ENERGY CORPORATION			For	Withhold	For All
The Board of Directors recommends a vote “FOR” the nominees listed in Agenda Item 1.			All	All	Except

1.	Election of Directors		☐	☐	☐

Nominees:

	01) Robert L. Howard	03) J. Todd Mitchell
	02) Michael M. Kanovsky	04) J. Larry Nichols

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposals		For	Against	Abstain

The Board of Directors recommends a vote “FOR” Agenda Item 2.
2.	Ratify the appointment of Robert A. Mosbacher, Jr. as a director.	☐	☐	☐

The Board of Directors recommends a vote “FOR” Agenda Item 3.
3.	Ratify the appointment of the Company’s Independent Auditors for 2009.	☐	☐	☐

The Board of Directors recommends a vote “FOR” Agenda Item 4.
4.	Adoption of the Devon Energy Corporation 2009 Long-Term Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote “AGAINST” Agenda Item 5.
5.	Adopt Director Election Majority Vote Standard.	☐	☐	☐

6.	OTHER MATTERS: In its discretion, to vote with respect to any other matters that may come up before the meeting or any adjournment thereof, including matters incident to its conduct.
I RESERVE THE RIGHT TO REVOKE THE PROXY AT ANY TIME BEFORE THE EXERCISE THEREOF.

For address changes and/or comments, please check this box and write the change or comment on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name appears above, indicating your official position or representative capacity, if applicable. If shares are held jointly, each owner should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
The following proxy materials are available at www.proxyvote.com:
• Notice and Proxy Statement
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M12684-#1596

DEVON ENERGY CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of Devon Energy Corporation, a Delaware corporation, hereby nominates and appoints J. Larry Nichols, John Richels and Janice A. Dobbs with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all shares of common stock of Devon Energy Corporation owned by the undersigned in all matters coming before the Annual Meeting of Stockholders (or any adjournment thereof) of Devon Energy Corporation to be held at The Skirvin Hilton Hotel, Continental Room, 1 Park Avenue, Oklahoma City, Oklahoma, on Wednesday, June 3, 2009, at 8:00 a.m. local time. The Board of Directors recommends a vote “FOR” Agenda Items 1, 2, 3 and 4 and recommends a vote “AGAINST” Item 5 as set forth on the reverse side.
WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BELOW BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
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Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
TO BE SIGNED ON REVERSE SIDE